 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-256940

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 17, 2021)
Up to $44,925,000
Common Shares
We have entered into an At the Market Issuance Sales Agreement with Ladenburg Thalmann & Co., Inc. (“Ladenburg”) and Janney Montgomery Scott LLC (“Janney”), dated as of December 6, 2021 (the “Sales Agreement”), relating to the sale of our common shares, par value $0.001 per share, offered by this Prospectus Supplement. Ladenburg and Janney are each referred to herein as a “selling agent” and, collectively, as the “selling agents.” In accordance with the terms of the Sales Agreement, under this Prospectus Supplement we may offer and sell common shares having an aggregate offering price of up to $44,925,000 from time to time through either Ladenburg or Janney acting as our agent. Sales of common shares, if any, under this Prospectus Supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Neither Ladenburg nor Janney is required to sell any specific amount but each will act as our distribution agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.
The selling agents, collectively, will be entitled to compensation at a commission rate equal to 2.0% of the gross sales price per share sold under the Sales Agreement. The net proceeds, if any, that we receive from sales of common shares will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-25 for additional information regarding the compensation to be paid to the selling agents. In connection with the sale of the common shares on our behalf, the selling agents will be deemed to be an underwriter within the meaning of the Securities Act and the compensation paid to the selling agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the selling agents with respect to certain liabilities, including liabilities under the Securities Act.
You should read this Prospectus Supplement in conjunction with the accompanying Base Prospectus, including any supplements and amendments thereto. This Prospectus Supplement is qualified by reference to the accompanying Base Prospectus, dated June 17, 2021, except to the extent that the information in this Prospectus Supplement supersedes the information contained in the accompanying Base Prospectus. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying Base Prospectus, including any supplements and amendments thereto.
The common shares are listed on the NYSE American under the symbol “SACH.” On December 3, 2021, the closing sale price of the common shares on NYSE American was $5.70 per share.
To assist us in qualifying and maintaining our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, among other purposes, we impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Restrictions on Ownership and Transfer of Capital Stock” in the accompanying Base Prospectus for a description of these restrictions.
As of the date of this Prospectus Supplement, the aggregate market value of our outstanding common shares held by non-affiliates exceeds $75 million. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.6 of Form S-3.
Investing in our securities involves significant risks. Please read “Risk Factors” on page S-18 of this Prospectus Supplement, on page 12 of the accompanying Base Prospectus and in the documents incorporated by reference into this Prospectus Supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Ladenburg ThalmannJanney Montgomery Scott
December 6, 2021

Prospectus Supplement
Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors” below and in the accompanying Base Prospectus, the information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, and the financial statements and the other information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, before making an investment decision.
This Prospectus Supplement and the accompanying Base Prospectus form part of an effective “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. This document contains two parts. The first part consists of this Prospectus Supplement, which provides you with specific information about this offering. The second part, the accompanying Base Prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “Prospectus,” we are referring to both parts combined. This Prospectus Supplement may add, update, or change information contained in the accompanying Base Prospectus. To the extent that any statement we make in this Prospectus Supplement is inconsistent with statements made in the accompanying Base Prospectus or any documents incorporated by reference herein or therein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Base Prospectus and such documents incorporated by reference herein and therein.
This Prospectus Supplement and the accompanying Base Prospectus relate to the offering of our common shares. Before buying any securities offered hereby, we urge you to carefully read this Prospectus Supplement and the accompanying Base Prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This Prospectus Supplement may add, update, or change information in the accompanying Base Prospectus.
You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement, the accompanying Base Prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the selling agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this Prospectus Supplement, the accompanying Base Prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire Prospectus Supplement and the accompanying Base Prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this Prospectus Supplement and in the accompanying Base Prospectus, and the financial statements and the other information incorporated by reference in the accompanying Base Prospectus, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this Prospectus Supplement entitled “Where You Can Find More Information; Incorporation by Reference.”
This Prospectus Supplement and the accompanying Base Prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this Prospectus Supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information; Incorporation by Reference.” We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
The industry and market data and other statistical information contained in the documents we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
Securities offered pursuant to the registration statement to which this Prospectus Supplement relates may only be offered and sold if not more than three years have elapsed since the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.
All references in this Prospectus Supplement to “us,” “we,” or “our,” are references to Sachem Capital Corp. and its predecessor, Sachem Capital Partners, LLC, or SCP, unless specified otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in common shares. Please read this entire Prospectus Supplement and the accompanying Base Prospectus, including the risk factors, as well as the information incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, carefully.
Overview
We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property. From our inception, in December 2010 through our initial public offering (the “IPO”) in February 2017, we operated as a limited liability company. On February 9, 2017, we completed the IPO, the primary purpose of which was to raise equity capital to fund mortgage loans and expand our mortgage loan portfolio and to diversify our ownership so that we could qualify, for federal income tax purposes, as a real estate investment trust, or REIT.
We believe that, since consummation of the IPO, we meet all the requirements to qualify as a REIT for federal income tax purposes and elected to be taxed as a REIT beginning with our 2017 tax year. As a REIT, we are entitled to claim deductions for distributions of taxable income to our shareholders thereby eliminating any corporate tax on such taxable income. Any taxable income not distributed to shareholders is subject to tax at the regular corporate tax rates and may also be subject to a 4% excise tax to the extent it exceeds 10% of our total taxable income. To maintain our qualification as a REIT, among other requirements, we are required to distribute each year at least 90% of our taxable income. As a REIT, we may also be subject to federal excise taxes and state taxes.
Our Competitive Strengths
We believe our competitive strengths include:
•
History of growth.   We commenced operations as a limited liability company in December 2010 with three investors and limited equity capital. Since our inception through September 30, 2021, we originated approximately 1,617 mortgage loans having an aggregate principal amount of $540.4 million. Immediately prior to the IPO in February 2017, we had approximately 155 investors and $27 million of members’ equity. Since we became a public company, as of September 30, 2021, we have raised approximately an additional $81.2 million (excluding the IPO proceeds) in equity capital and $114.5 million of debt capital. Similarly, since the IPO, our mortgage loan portfolio has grown from $33.8 million to $220.0 million at September 30, 2021. In addition, at September 30, 2021, we had $19.2 million of cash and cash equivalents. We have reported net profits in every quarter since our IPO.

•
Long-standing relationships.   We have ongoing relationships with many of our borrowers. At September 30, 2021, our loan portfolio includes 161 loans having an aggregate principal balance of approximately $31.8 million that were extensions of prior loans. Customers are also a referral source for new borrowers. As long as these borrowers remain active real estate investors, they provide us with an advantage in securing new business and help us maintain a pipeline to attractive new opportunities that may not be available to many of our competitors or to the general market.

•
Competent workforce.   Our employees are multi-skilled professionals who have a strong “team” orientation, a “continuous process improvement” mentality, and an authentic desire to learn all aspects of our business and contribute wherever and however they are needed.

•
Knowledge of the market.   We have an intimate knowledge of the Connecticut real estate market, which enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.

•
Disciplined lending.   We seek to maximize our risk-adjusted returns, and preserve and protect capital, through our disciplined and credit-based approach. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction. We seek to protect and preserve capital by carefully evaluating the condition of the property, the location of the property, the value of the property and other forms of collateral.
•
Vertically integrated loan origination platform.   We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships. Together, these individuals constitute a team highly experienced in credit evaluation, underwriting and loan structuring. We also believe that our procedures and experience allow us to execute opportunities quickly and efficiently.

•
Structuring flexibility.   As a small, non-bank, geographically focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients. Our ability to customize financing structures to meet borrowers’ needs is one of our key business strengths.

•
No legacy issues.   We are not burdened by distressed legacy real estate assets.

Market Opportunity
Notwithstanding the spread of the novel corona virus known as COVID-19, which had a severe adverse impact on certain segments of the U.S. and global economy, its impact on our business was negligible. Even now, as concerns mount over the impact that the Omicron and Delta variants of the virus will have on the global economic recovery, we believe that there will continue to be a significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small-scale real estate developers with strong equity positions (i.e., good collateral), particularly in Connecticut where, traditionally, real estate values in many neighborhoods have been stable and substandard properties are improved, rehabilitated and renovated. We further believe that there are many opportunities for us to expand our business into new markets. We also believe developers will prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs, our lending criteria, which places greater emphasis on the value of the collateral rather than the property cash flow or credit of the borrower, and our ability to close quickly.
Review of the First Nine Months of 2021 and Outlook for Balance of Year
Compared to the first nine months of 2020, revenue increased 62.5%, net income to common shareholders increased 21.9%, and earnings per share increased $0.02 per share. The revenue increase was directly related to an increase in interest income of 58.8%, which reflects growth in our lending activities. The increase in revenue was offset by an 90.6% increase in total operating costs and expenses. The increase in operating expenses is mainly attributable to a 111.6% increase in interest expense and amortization of deferred financing costs and a 76.5% increase in compensation and related expenses. The increase in compensation expense is mainly attributable to the addition of a Chief Operating Officer in July 2020 and a Chief Investment Officer in April 2021, positions that are part of our long-term growth strategy. In addition, we added support staff in our operations and finance teams to assist in the servicing of our loan portfolio. The increase in net income to common shareholders was generally related to the growth in our loan portfolio and significant origination fee income. Mortgages receivable increased by 77.2% or $95.8 million compared to September 30, 2020, while cash and cash equivalents and investment securities increased 127.7% or $42.3 million. The increase in cash and cash equivalents and investment securities was due primarily to $30.9 million of net proceeds from the sale of common shares, and $45.5 million of net proceeds from the sale of our 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).
Our primary business objective remains to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by accelerating profitable growth and driving operational excellence. To accelerate profitable growth, we will continue to focus on selectively originating, managing, and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We are also targeting larger-value commercial loans with strong, experienced sponsors. To drive operational excellence, we have embarked on a broad change management initiative to review, assess, and upgrade — or transform if necessary — our existing operational processes, from workflows and employee roles/responsibilities to decision trees and data collection forms. To that end, in the third quarter of 2021 we rolled out a new underwriting model that automated the production of our loan documentation — term sheets, proof of funds, etc. The automation allows for more accurate and timely processing of loans, thus increasing loan production while keeping our employee headcount down. In addition, we have begun to focus on developing relationships with larger scale wholesale brokers, furthering our efforts to attract larger borrowers with better credit quality. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our knowledge of the primary real estate markets we lend in, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve our primary objective. Nevertheless, we remain flexible to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.
Our strategy to achieve this objective also includes the following:
•
capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the commercial and investment real estate markets;

•
take advantage of the prevailing economic environment and current economic, political and social trends that may impact real estate lending, as well as the outlook for real estate in general and particular asset classes;

•
remain flexible to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and

•
operate to qualify as a REIT and for an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

In terms of our outlook for the remainder of 2021, the biggest challenge remains the unknown impact of COVID-19 and future actions that may be taken to contain the spread of COVID-19. Keeping our workforce healthy and safe is our number one priority and we are following the updated guidelines and recommendations issued by the State of Connecticut and Centers for Disease Control. We continue to encourage employees to stay home when sick and encourage working from home when possible. In the event of a positive COVID-19 test result, Sachem employees inform management and follow state testing and contact tracing protocols. We have not been immune to the virus striking our employees and their family members. Fortunately, none of these occurrences has been life-threatening. However, to mitigate the risk of office closure and to ensure business continuity, our employees are equipped so they can seamlessly work remotely. This remote work set-up has proven to be effective since, at times during the pandemic, employees had to self-isolate based on their own health condition or that of an immediate family member. While loan processing and funding may have been marginally delayed, there was no material adverse impact to the service levels we provided our borrowers.
In the event we are forced to close our physical office, we think it likely that there would be some adverse impact. For example, the underwriting process would continue to function but would take longer to complete without immediate access to background and credit profiles. Loan committee meetings would continue to be held virtually (as they are under normal conditions) but the loan approval process may incur delay or not be as thorough and efficient as in the past. In addition, we may not be able to meet with borrowers or potential borrowers, including physical property inspections, which could adversely impact our ability to service our loans, monitor compliance and originate new loans. Finally, the filing of loan documents with the various recording offices may be delayed.
In summary, the consequences may include one or more of the following:
•
increase the amount of time necessary to review loan applications, structure loans and fund loans;

•
adversely impact the ability of borrowers to remain current on their obligations;

•
reduce the rate of prepayments;

•
delay the completion of renovation projects in-process;

•
inhibit the ability of borrowers to sell their properties to repay their obligation to us; and

•
delay foreclosure or other judicial proceedings necessary to enforce our rights.

Other factors that we believe will impact our business in 2021 include the following:
Increased competition.   In the past, our primary competitors were other non-bank real estate finance companies (similar to Sachem Capital Corp.) and banks and other financial institutions. Our principal competitive advantages included our size and our ability to address the needs of borrowers in terms of timing and structuring loan transactions. More recently, we are encountering competition from private equity funds, hedge funds and other specialty finance entities funded by investment banks, asset managers, private equity funds and hedge funds. Clearly, the primary driver for these new market participants is the need to generate yield. They are well-funded and aggressive in terms of pricing.
Borrower expectations.   The new competitive landscape is shifting the negotiating leverage in favor of borrowers. As borrowers have more choices, they are demanding better terms. As of September 30, 2021, the yield on our portfolio was 11.92% compared to 12.28% for the same period in 2020. We expect rate compression will continue for the balance of 2021.
Property value fluctuations.   We remain aware of property value market cycles and utilize a dashboard of indicators to track property value trends. Our response to this development would be to adhere to our strict loan-to-value ratio and other underwriting guidelines and aggressively enforce our rights when loans go into default. By judiciously relying on our dashboard of leading indicators and continuing to make decisions in a sound and proper manner, we see no reason to expect any negative outcome regarding our business operations and growth. Some of our indicators within our dashboard are interest rate changes impacting mortgage rates, days-on-market, pending sales, NAHB’s Housing Market Index, and the Senior Loan Officer Opinion Survey, among others.
Increased operating expenses.   Our operating expenses for 2021 are significantly higher than they were in 2020 due to our higher debt load. In addition, our aggregate dividend payments have been higher in 2021 than in 2020 due to an increase in the number of common shares outstanding as well as the issuance of our Series A Preferred Stock, which carries a 7.75% annual dividend rate. Finally, our compensation expense has increased as we hired new personnel and increased salaries of existing employees to administer a larger loan portfolio and more complex loan transactions.
Unfunded commitments.   Most of our loans are funded in full at closing. However, where all or a portion of the loan proceeds are to be used to fund the costs of renovating or constructing improvements on the property, only a portion of the loan may be funded at closing. At September 30, 2021, our mortgage loan portfolio included 157 loans with future funding obligations, in the aggregate principal amount of $61,707,185, compared to 105 loans in the aggregate principal amount of $13,342,248 at September 30, 2020. The increase is due to an increase in construction loan originations, a large portion of which is in the Florida market. Advances under these loans are funded against requests supported by all required documentation (including lien waivers) as and when needed to pay contractors and other costs of construction. In order to deal with these obligations, we are compelled to maintain higher cash balances, which could adversely impact our financial performance.
Despite the challenges we faced in 2020, the changing dynamics of the real estate finance marketplace and the impact of COVID-19, we continue to believe in the viability of our business model. Our goal is, and has always been, to continue to grow our mortgage loan portfolio and increase our loan profitability, while at the same time maintain or improve on our existing underwriting and loan criteria. Specifically, we believe that the following factors will, in fact, help us deal with the uncertainties expected in the remainder of 2021.
•
From January through September 30, 2021, we funded approximately $154.8 million of mortgage loans including loan modifications and construction draws. The sources for these loans and draws included cash and cash equivalents at December 31, 2020 (approximately $19.4 million), short term marketable securities at December 31, 2020 (approximately $37.3 million), net proceeds from the sale of our Series A Preferred Stock (approximately $45.5 million), net proceeds from the sale of common shares (approximately $30.9 million) and loan repayments (approximately $90.5 million). As of September 30, 2021, we had cash and cash equivalents and investment securities of approximately $75.3 million. We plan to use these funds during the remainder of 2021 to increase our mortgage loan portfolio. As of October 22, 2021 we had issued term sheets for new loans in the aggregate principal amount of approximately $75.6 million. Some of these loans may never get funded for a variety of reasons. In addition, as of December 6, 2021, we had applications in-house for loans totaling approximately $117.6 million. None of these loans have been approved and none may ever be approved.
•
Beginning in the second quarter of 2021, we significantly reduced our leverage, thereby mitigating the risks should economic conditions deteriorate. At September 30, 2021, our capital structure was 49.3% debt and 50.7% equity compared to 63% debt and 37% equity at March 31, 2021. The change was accomplished by selling equity — common shares and preferred shares — rather than by reducing our indebtedness. Our total indebtedness at September 30, 2021 was approximately $144.6 million, including deferred financing costs. Of this amount, approximately $30.1 million is the outstanding balance on our margin loan account with Wells Fargo, which is currently accruing interest at the relatively modest rate of 1.5%. The remaining indebtedness, approximately $114.5 million, is the aggregate outstanding principal balance on our unsubordinated unsecured notes, which have a weighted average interest rate of 7.36% per annum. On the other hand, the notes provide us with operational flexibility. Other than interest, they do not have any significant costs and expenses, such as legal fees, collateral maintenance fees, unused facility fees, processing fees and the additional personnel costs relating to reporting and compliance. Second, they only have one financial covenant — an asset coverage ratio of 150%. There are no limitations in terms of the size of the mortgage loans we choose to fund, the markets in which we choose to operate and the nature of the collateral. Finally, the notes are unsecured.

•
On July 21, 2021, we consummated a $200 million master repurchase financing facility (“Churchill Facility”) with Churchill MRA Funding I LLC (“Churchill”), a subsidiary of Churchill Real Estate, a vertically integrated real estate finance company based in New York, New York. Under the terms of the Master Repurchase Agreement entered into in connection with the Churchill Facility (the “MRA”), we have the right, but not the obligation, to sell mortgage loans to Churchill, and Churchill has the right, but not the obligation, to purchase those loans. In addition, we have the right and, in some instances the obligation, to repurchase those loans from Churchill. The amount that Churchill will pay for each mortgage loan it purchases will vary based on the attributes of the loan and various other circumstances. The repurchase price is calculated by applying an interest factor to the purchase price of the mortgage loan. We also granted Churchill a first priority security interest on the mortgage loans sold to Churchill to secure our repurchase obligation. The cost of capital under the Churchill Facility is equal to the sum of (a) the greater of (i) 0.25% and (ii) the 30-day LIBOR plus (b) 3%-4%, depending on the aggregate principal amount of the mortgage loans held by Churchill at that time. The MRA contains other terms and conditions, including representations and warranties, covenants and agreements typically found in these types of financing arrangements. In addition, we agreed that we will not (A) (i) pay any dividends or make distributions in excess of 90% of our taxable income, (ii) incur any indebtedness or (iii) purchase any of our capital stock, unless, in any case, we have an asset coverage ratio of at least 150%; and (B) have unencumbered cash and cash equivalents in an amount equal to or greater than 2.50% of the amount of our repurchase obligations. Churchill has the right to terminate the Churchill Facility at any time upon 180 days prior notice to us. At such time, we have an additional 180 days after termination to repurchase all the mortgage loans held by Churchill.

•
We have made the necessary adjustments to our operations to replace our former co-chief executive officer by hiring new employees and re-assigning existing employees to new tasks. We now have a robust executive team that includes our chief executive and chief financial officer, a chief operating officer and a chief investment officer. In addition, we have added junior executives as well in accounting and administration. Although these new hires will result in increased compensation, they were and will continue to be necessary to accommodate our growth and to maintain our ability to continue to service our borrowers and manage our business without sacrificing quality.

•
We have adjusted and refined our business strategy to address changes in the marketplace and our growth to-date. Specifically, we continue to strengthen our geographic footprint beyond Connecticut and the rest of New England with particular emphasis on Florida and Texas. In addition to the aforementioned states, our current mortgage loan portfolio includes loans secured by properties in New York, Arizona, South Carolina and California. We continue to look for opportunities in new markets that meet our underwriting and loan criteria.

•
We are funding larger loans than we have in the past that are secured by what we believe are higher-quality properties that are being developed by borrowers that we deem to be more stable and successful. In addition, we believe the migration to these types of loans will offset any rate compression and help us maintain a low foreclosure rate.

•
To leverage our expertise in real estate finance and our capital resources, on the one hand, and to capitalize on lending opportunities in specific markets, on the other, we plan to partner and invest with local “hard money” real estate lenders creating satellite offices under the “Sachem” influence. An advantage of this model is that these local lenders subscribe to a “Sachem” model using their own personal assets and those of other investor partners to fund loan opportunities and operations which increases their capital commitment to the opportunity. Under these arrangements, we would provide loan funding capital as well as our underwriting and servicing expertise and our local partners would provide us with “boots on the ground” lending opportunities. We recently leased office space in Austin, Texas on a short-term basis for nominal rent, and have commenced a sales and marketing campaign, primarily via Google advertising, at nominal cost, in the hopes of building a robust pipeline to supplement our operator and to develop the Sachem brand in Texas. We retained the services of one person to oversee our Austin office. He is not an employee and will be compensated solely upon our successful consummation of a loan opportunity with a borrower. We also have had preliminary discussion with local lenders in other markets, including Orlando, Florida, Greenwich, Connecticut, Charlotte, North Carolina and Atlanta, Georgia. We plan to continue these discussions and scout other locations as well. However, we have not yet entered into any definitive agreement and we cannot assure you that we will be able to consummate any such partnerships or joint ventures on terms that will be acceptable to all parties.

•
On March 24, 2021, we loaned $25,000 to our wholly-owned subsidiary, Sachem Sponsor LLC. Sachem Sponsor used those funds to purchase 1,437,500 shares of Class B common stock of Sachem Acquisition Corp., a newly organized blank check company formed under the laws of Maryland in February 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Sachem Acquisition Corp.’s registration statement on Form S-1 is currently under SEC review.

Operational and Financial Overview
Our loans typically have a maximum initial term of one to three years and bear interest at a fixed rate of 5% to 14.2% per year and a default rate of 18% per year. We usually receive origination fees, or “points,” ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan, such as inspection fees. Since we treat an extension or renewal of an existing loan as a new loan, we also receive additional “points” and other loan-related fees in connection with those transactions. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the loan-to value ratio exceeds 70%. In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. We rely on readily available market data, including appraisals when available or timely, tax assessment rolls, recent sales transactions and brokers to evaluate the value of the collateral. Finally, we have adopted a policy that limits the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio, taking into consideration the loan under consideration, unless otherwise approved by our board of directors. At September 30, 2021, we had one borrower whose outstanding loans, in the aggregate principal amount of $22.3 million, represented 10.2% of our mortgage loan portfolio. In addition, we had a second borrower with loans having an aggregate outstanding principal amount of $10.0 million, which represented approximately 4.6% of our mortgage loan portfolio. However, our total funding obligations to this borrower are approximately $23.4 million. On a fully funded basis, the total amount outstanding to this borrower would have represented approximately 10.0% of our mortgage loan portfolio as of September 30, 2021. Our revenue consists primarily of interest earned on our loan portfolio. As of March 31, 2021, our capital structure was weighted towards more debt versus equity and debt service has become a significant factor in determining our net income. As of September 30, 2021, our capital structure shifted and is more balanced — approximately 49.3% debt and 50.7% equity. Most of our debt, approximately $114.5 million, is unsecured unsubordinated 5-year notes. The weighted average interest rate on these notes is 7.36%. In addition, we had a balance of approximately $30.1 million at September 30, 2021 under our margin loan account with Wells Fargo. The outstanding balance on this loan bears interest at a rate equal to 1.75% below the prime rate. The interest rate on this loan as of September 30, 2021 was 1.5%.
In addition, our net income for the three and nine months ended September 30, 2021 has been adversely impacted by a reduction in the yield on our mortgage loan portfolio as well as $90.5 million of loan payoffs during the nine month period compared to $55 million for all of 2020. In the first nine months of 2021, we realized faster payoff of investment “fix and flip” loans with these projects coming to fruition quicker due to a stronger real estate market and, we believe, our sound underwriting and analysis of each project. The velocity with which our loans are paid off reflects the health of our portfolio. Despite these payoffs, we were able to redeploy the capital into new loans, boosting the yield to our shareholders by recognizing origination fees over shorter durations than originally underwritten. Our strategy continues to be to adhere to our current underwriting guidelines, which we believe will allow us to continue to grow our loan portfolio while protecting and preserving capital in a manner that provides attracted risk-adjusted returns to our shareholders.
For the nine months ended September 30, 2021 and 2020, the yield on our mortgage loan portfolio was 11.92% and 12.28%, respectively. For this purpose, yield only takes into account the stated interest rate on the mortgage note adjusted to the default rate, if applicable. We believe the interest rate compression will continue to be a factor for the remainder of 2021 and at least into the beginning of 2022 as we implement our new strategy focusing on larger loans, secured by higher quality properties being developed by more seasoned developers with a history of successful development projects. On the other hand, since the interest rate on our outstanding indebtedness is fixed, we have reduced the risk on interest rate compression if and when interest rates begin to increase. That will enable us to continue to focus on growth and building market share rather than short-term profits and cash flow.
We seek to mitigate some of the risk associated with rising rates by limiting the term of new loans to one year. At September 30, 2021, approximately 87.6% of the mortgage loans in our portfolio had a term of one year or less. If, at the end of the term, the loan is not in default and meets our other underwriting criteria, we will consider an extension or renewal of the loan at our then prevailing interest rate. If interest rates have decreased and we renew a loan at a lower rate, the “spread” between our borrowing costs and the yield on our portfolio will be squeezed and would adversely impact our net income. We cannot assure you that we will be able to increase our rates at any time in the future and we cannot assure you that we can continue to increase our market share.
As a real estate finance company, we deal with a variety of default situations, including breaches of covenants, such as the obligation of the borrower to maintain adequate liability insurance on the mortgaged property, to pay the taxes on the property and to make timely payments to us. As such, we may not be aware that a default occurred. At September 30, 2021, eight of our mortgage loans were the subject of enforcement or collection proceedings. The aggregate amount due on these loans, including principal, unpaid accrued interest and borrower charges, was approximately $892,000, representing approximately 0.4% of our aggregate mortgage loan portfolio. In the case of each of these loans, we have determined the value of the collateral exceeds the aggregate amount due. To date, the aggregate amount of realized losses on our loan portfolio have been de minimis.
Financing Strategy Overview
To continue to grow our business, we must increase the size of our loan portfolio, which requires that we use our existing working capital to fund new loans and raise additional capital either by selling shares of our capital stock or by incurring additional indebtedness. We do not have a policy limiting the amount of indebtedness that we may incur. Thus, our operating income in the future will depend on how much debt we incur and the spread between our cost of funds and the yield on our loan portfolio. Rising interest rates could have an adverse impact on our business if we cannot increase the rates on our loans to offset the increase in our cost of funds and to satisfy investor demand for yield. In addition, rapidly rising interest rates could have an unsettling effect on real estate values, which could compromise some of our collateral.
In June 2021 and July 2021, we raised aggregate net proceeds of approximately $45.5 million (after deducting underwriting discounts and commissions and offering expenses) from the sale of 1,903,000 shares of our Series A Preferred Stock in a firm commitment underwritten public offering at a public offering price of $25.00 per share, equal to the liquidation preference (the “Series A Offering”). The Series A Preferred Stock is listed on the NYSE American and began trading under the symbol “SACHPRA” on July 6, 2021.
We do not have any formal policy limiting the amount of indebtedness we may incur. Depending on various factors we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage we will deploy will depend on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion regarding the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. At September 30, 2021, debt represented approximately 49.3% of our total capital. We intend to maintain a modest amount of leverage for the sole purpose of financing our portfolio and not for speculating on changes in interest rates.
Our total outstanding indebtedness at September 30, 2021 was approximately $144.6 million, which included a credit line loan of approximately $30.1 million and three series of unsecured, unsubordinated five-year notes having an aggregate original principal amount of approximately $114.5 million (collectively, the “Existing Notes”), including deferred financing costs. The Existing Notes include notes having an aggregate principal amount of approximately $23.7 million bearing interest at the rate of 7.125% per annum and have a maturity date of June 30, 2024 (the “June 2024 Notes”); notes having an aggregate principal amount of $34.5 million bearing interest at the rate of 6.875% per annum and have a maturity date of December 30, 2024 (the “December 2024 Notes”); and notes having an aggregate original principal amount of approximately $56.4 million, bearing interest at the rate of 7.75% per annum and have a maturity date of September 30, 2025 (the “2025 Notes”). All three series of Existing Notes are unsecured, unsubordinated obligations and rank equally in right of payment with all our existing and future senior unsecured and unsubordinated indebtedness but are effectively subordinated in right of payment to all our existing and future secured indebtedness (including indebtedness that is initially unsecured but to which we subsequently grant a security interest). Interest on all three series of Existing Notes is payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year the Existing Notes are outstanding.
Each series of Existing Notes was issued pursuant to the Indenture, dated June 21, 2019, and a supplement thereto, which provides for the form and terms, including default provisions and cures, applicable to each series. All three series of Existing Notes are subject to (i) “Defeasance,” which means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on such notes when due and satisfying any additional conditions required under the Indenture, we will be deemed to have been discharged from our obligations under such notes and (ii) an “Asset Coverage Ratio” requirement pursuant to which we may not pay any dividends or make distributions in excess of 90% of our taxable income, incur any indebtedness or purchase any shares of our capital stock unless we have an “Asset Coverage Ratio” of at least 150% after giving effect to the payment of such dividend, the making of such distribution or the incurrence of such indebtedness. “Asset Coverage Ratio” means the ratio (expressed as a percentage) of the value of our total assets relative to the aggregate amount of its indebtedness.
We may, at our option, at any time and from time to time, on or after June 30, 2021, in the case of the June 2024 Notes, November 7, 2021, in the case of the December 2024 Notes, and September 4, 2022, in the case of the 2025 Notes, redeem such notes, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest to, but excluding, the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed notes.

All three series of Existing Notes trade on the NYSE American. The June 2024 Notes trade under the symbol “SCCB”, the December 2024 Notes trade under the symbol “SACC” and the 2025 Notes trade under the symbol “SCCC”.
We have a margin loan account with Wells Fargo, which is secured by our portfolio of short-term securities and has a balance of approximately $30.1 million at September 30, 2021. The outstanding balance on this loan bears interest at a rate equal to 1.75% below the prime rate. The interest rate at September 30, 2021 is 1.5%.
On July 21, 2021, we consummated a $200 million facility with Churchill, a subsidiary of Churchill Real Estate, a vertically integrated real estate finance company based in New York, New York. Under the terms of the Churchill Facility, we have the right, but not the obligation, to sell mortgage loans to Churchill, and Churchill has the right, but not the obligation, to purchase those loans. The cost of capital under the Churchill Facility is equal to the sum of (a) the greater of (i) 0.25% and (ii) the 30-dayLIBOR plus (b) 3%-4%, depending on the aggregate principal amount of the mortgage loans held by Churchill at that time. Our obligations under the Churchill Facility are secured by a lien on the mortgage loans sold to Churchill. The Churchill Facility gives us the ability to raise capital as needed at a relatively low rate. It also gives us the flexibility to seek other sources of funding.
Recent Financing Developments
•
From October 1, 2021 through December 3, 2021, we sold 3,223,577 common shares in the April 2021 ATM Offering (defined below) raising total net proceeds of approximately $18.9 million.

•
At December 3, 2021, we had an outstanding balance of approximately $33.1 million under our margin loan account with Wells Fargo.

•
At December 3, 2021, we had an outstanding balance of approximately $19.1 million under the Churchill Facility.

REIT Qualification
We believe that we have qualified as a REIT since the consummation of the IPO and that it is in the best interests of our shareholders that we operate as a REIT. We made the election to be taxed as a REIT beginning with our 2017 tax year. As a REIT, among other requirements, we are required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We cannot assure you that we will be able to maintain REIT status.
Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distribution requirements applicable to REITs and the diversity of ownership of our outstanding common shares. We cannot assure you that we will be able to maintain our qualification as a REIT.
So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate income tax rates and may be precluded from electing to be treated as a REIT for four taxable years following the year during which we lose our REIT qualification. Even though we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income.
Emerging Growth Company Status
We are an “emerging growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements not applicable to other public companies but applicable to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.
We will cease to be an emerging growth company upon the earliest of: (i) the end of the 2022 fiscal year; (ii) the first fiscal year after our annual gross revenue are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common shares held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common shares less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.
As an “emerging growth company,” we intend to avail ourselves of the reduced disclosure requirements and extended transition periods for adopting new or revised accounting standards that would otherwise apply to us as a public reporting company. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company. As a result, our financial statements may not be comparable to those of other public reporting companies that either are not emerging growth companies or that are emerging growth companies but have opted not to avail themselves of the reduced disclosure requirements for emerging growth companies and investors may deem our securities a less attractive investment relative to those other companies, which could adversely affect our stock price.
Distribution Policy
U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income. To the extent that it annually distributes less than 100% of its taxable income, the undistributed amount is taxed at regular corporate rates.
We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. Any distributions we make to our shareholders, the amount of such dividend and whether such dividend is payable in cash, our common shares or other property, or a combination thereof, is at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures and the restrictions and limitations imposed by the New York Business Corporation Law, referred to as the BCL, and any restrictions and/or limitations imposed on us by our creditors.
To comply with certain REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits, referred to as a Purging Distribution. As of January 1, 2017, we had no accumulated earnings and profits.
The table below sets forth dividends paid to the holders of our common shares since we began operating as a REIT.
Payment Date	Amount Per Share
2021
October 29	$0.12
July 30	$0.12
April 16	$0.12
January 8¥	$0.12

Payment Date	Amount Per Share
2020
November 4	$0.12
August 7	$0.12
January 27*	$0.12
2019
October 22	$0.12
July 29	$0.12
April 18	$0.12
January 10**	$0.17
2018
November 6	$0.12
July 27	$0.11
April 27***	$0.105
February 27****	$0.105
2017
November 17	$0.105
July 27	$0.105
April 27	$0.05

¥
A portion represents a distribution of 2020 income.

*
A portion represents a distribution of 2019 income.

**
Represents a distribution of 2018 income.

***
A portion represents a distribution of 2017 income.

****
Represents a distribution of 2017 income.

Restrictions Relating to our Common Shares
Our certificate of incorporation, as amended, includes several provisions that are designed to ensure that we satisfy various Code-imposed requirements applicable to REITs including the following:
•
Shareholders are prohibited from beneficially or constructively owning, applying certain attribution rules under the Code, more than 4.99% by value or number of shares, whichever is more restrictive, of our outstanding capital shares. This restriction does not apply to Jeffrey C. Villano, one of our founders and our former co-Chief Executive Officer, and John L. Villano, our other founder and our current Chief Executive Officer. As of September 30, 2021, Jeffrey Villano and John Villano beneficially own approximately 5.2% and 4.7%, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

•
Shareholders are not allowed to transfer their shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.

•
Any ownership or purported transfer of our capital shares in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

The foregoing limitations and restrictions could delay or prevent a transaction or a change in control of us that might involve a premium price for our capital shares or otherwise be in the best interests of our shareholders.

Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares are deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors who, following the completion of our IPO, was the constructive owner of more than 4.99% of our outstanding common shares. However, as a result of the follow-on offering in October-November 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent them from acquiring shares in excess of the limit initially.
Summary Risk Factors
An investment in our common shares involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented by other risk factors discussed in our Quarterly Reports on Form 10-Q filed in 2021 and are discussed in this Prospectus Supplement and the accompanying Base Prospectus under the heading “Risk Factors” beginning on page S-18 and page 12, respectively. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common shares could decline, and you may lose a portion or your entire investment. These risks include:
•
The market price and trading volume of our common shares could be volatile and could decline, resulting in a substantial or complete loss of your investment.

•
Future sales of substantial amounts of our common shares could adversely affect the market price of our Common Shares.

•
It is not possible to predict the actual number of common shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

•
The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

•
You may experience immediate and substantial dilution in the net tangible book value per common share you purchase.

•
Our management will have broad discretion with respect to the use of the proceeds of this offering.

•
If we default on our obligations under the Churchill Facility and the Margin Loan Account with Wells Fargo, we may suffer adverse consequences.

•
We may not have sufficient authorized shares to raise additional capital or complete an acquisition or other strategic transaction.

•
The outbreak and spread of the novel coronavirus disease, known as COVID-19 may have a material adverse effect on our business operations and financial condition.

•
Difficult conditions in the mortgage and real estate markets, the financial markets and the economy generally have caused and may cause us to experience losses in the future.

•
An increase in interest rates could adversely affect our ability to generate income and pay dividends.

•
Prepayment rates can change, adversely affecting the performance of our assets.

•
Short-term loans may involve a greater risk of loss than traditional mortgage loans.

•
Many of our loans are not funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.

•
Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.

•
Our due diligence may not reveal all of the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.

•
Residential mortgage loans are subject to increased risks.

•
Our real estate assets are subject to risks particular to real property.

•
We may be adversely affected by the economies and other conditions of the markets in which we operate, particularly in Connecticut, where we have a high concentration of our loans.

•
The illiquidity of our loan portfolio could significantly impede our ability to respond to adverse changes in economic, financial, investment and other conditions.

•
Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.

•
Competition could have a material adverse effect on our business, financial condition and results of operations.

•
We may adopt new or change our existing investment, financing, or hedging strategies and asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets, the use of greater leverage or commercially unsound actions, any of which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•
In connection with our lending operations, we rely on third-party service providers to perform a variety of services, comply with applicable laws and regulations, and carry out contractual covenants and terms, the failure of which by any of these third-party service providers may adversely impact our business and financial results.

•
We may be adversely affected by deficiencies in foreclosure practices as well as related delays in the foreclosure process.

•
We may be unable to identify and complete acquisitions on favorable terms or at all, which may inhibit our growth and have a material adverse effect on us.

•
The downgrade of the credit ratings of the U.S., any future downgrades of the credit ratings of the U.S. and the failure to resolve issues related to U.S. fiscal and debt policies may materially adversely affect our business, liquidity, financial condition and results of operations.

•
Interruptions in our ability to provide our products and our service to our customers could damage our reputation, which could have a material adverse effect on us.

•
The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third party service providers, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations.

•
The loss of key personnel, including our executive officers, could have a material adverse effect on us.

•
Our inability to recruit or retain qualified personnel or maintain access to key third-party service providers and software developers, could have a material adverse effect on us.

•
The stock ownership limit imposed by our charter may inhibit market activity in our common shares and may restrict our business combination opportunities.

•
If we sell or transfer mortgage loans to a third party, including a securitization entity, we may be required to repurchase such loans or indemnify such third party if we breach representations and warranties.

•
An inability to access external sources of capital on favorable terms or at all could limit our ability to execute our business and growth strategies.

•
If we are unable to leverage our assets to the extent we currently anticipate, the returns on certain of our assets could be diminished, which may limit or eliminate our ability to make distributions to our shareholders.

•
Our outstanding indebtedness as of September 30, 2021 was approximately $144.6 million, which exposes us to the risk of default thereunder, among other risks.

•
Despite our current debt levels, we may still incur substantially more debt or take other actions which could have the effect of diminishing our ability to make payments on our indebtedness when due and distributions to our shareholders.

•
Maintenance of our Investment Company Act exemption imposes limits on our operations.

•
Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

•
Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.

•
Even if we qualify as a REIT, we will be subject to some taxes that will reduce our cash flow.

•
The REIT distribution requirements could adversely affect our ability to grow our business and may force us to seek third-party capital during unfavorable market conditions.

•
Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our common shares if it is perceived as a less attractive investment.

•
We may in the future choose to pay dividends in the form of common shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends they receive.

•
Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

•
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

•
The market price and trading volume of our securities may be volatile.

•
We have not established a minimum dividend payment level for our common shareholders and there are no assurances of our ability to pay dividends to our common shareholders in the future.

•
Future offerings of preferred shares or debt securities would rank senior to our common shares upon liquidation and for dividend purposes, would dilute the interests of our common shareholders and may adversely affect the market price of our common shares.

•
An increase in interest rates may have an adverse effect on the market price of our common shares and our ability to make distributions to our shareholders.

•
Your investment in and resulting interest in us may be diluted or lose value if we issue additional shares.

Corporate Information
Our principal executive offices are currently located at 698 Main Street, Branford, Connecticut 06405 and our telephone number is (203) 433-4736. The URL for our website is www.sachemcapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this Prospectus Supplement.

THE OFFERING
Issuer
Sachem Capital Corp.
Securities Offered
Common shares, par value $0.001 per share, having an aggregate offering price of up to $44,925,000.
Manner of Offering
We have entered into an At the Market Issuance Sales Agreement, or the Sales Agreement, with Ladenburg Thalmann & Co., Inc. and Janney Montgomery Scott LLC, relating to the sale of common shares offered by this Prospectus Supplement. In accordance with the terms of the Sales Agreement, under this Prospectus Supplement we may offer and sell common shares having an aggregate offering price of up to $44,925,000 from time to time through Ladenburg or Janney acting as our distribution agent. Sales of common shares, if any, under this Prospectus Supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution” on page S-25 of this Prospectus Supplement.
NYSE American Symbol
SACH
Restrictions on Ownership and Transfer
To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our certificate of incorporation imposes certain restrictions on ownership and transfer of our common shares. See the section entitled “Restrictions on Ownership and Transfer of Capital Stock” beginning on page 30 of the accompanying Base Prospectus.
Use of Proceeds
We intend to use the net proceeds of this offering for working capital general corporate purposes. See the section entitled “Use of Proceeds” on page S-22 of this Prospectus Supplement.
Distribution Policy
To qualify as a REIT, we must, among other requirements, distribute annually to our shareholders an amount equal to at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We intend to continue to make distributions to our shareholders in amounts such that we distribute all or substantially all our REIT taxable income in each year.
U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of our common shares, please see the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 34 in the accompanying Base Prospectus.
Risk Factors
Investing in our common shares involves risks. You should carefully consider the risks described under “Risk Factors” in this Prospectus Supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus before deciding to invest in common shares.

RISK FACTORS
Investing in our common shares involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this Prospectus Supplement and the accompanying Base Prospectus, as well as other information we include or incorporate by reference into this Prospectus Supplement and the accompanying Base Prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common shares could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This Prospectus Supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2020, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, which are incorporated by reference into this Prospectus Supplement, and (iii) other documents we file with the SEC that are deemed incorporated by reference into this Prospectus Supplement.
Risks Related to This Offering
The market price and trading volume of our common shares could be volatile and could decline, resulting in a substantial or complete loss of your investment.
The stock markets, including the NYSE American, which is the exchange on which we list our common shares, have experienced significant price and volume fluctuations. As a result, the market price of our common shares could be similarly volatile, and investors in our common shares may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. Some of the factors that could negatively affect our stock price or result in fluctuations in the price or trading volume of our common shares include:
•
our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•
equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

•
publication of research reports about us or the real estate industry;

•
changes in market valuations of similar companies;

•
adverse market reaction to the level of leverage we employ;

•
additions to or departures of our key personnel;

•
accounting issues;

•
speculation in the press or investment community;

•
our failure to meet, or the lowering of, our earnings’ estimates or those of any securities analysts;

•
increases in market interest rates, which may lead investors to demand a higher distribution yield for our common shares and would result in increased interest expenses on our debt;

•
failure to qualify or to remain qualified as a REIT;

•
price and volume fluctuations in the stock market generally; and

•
general market and economic conditions, including the current state of the credit and capital markets.
Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of our common shares pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our common shares. Issuances or sales of substantial amounts of our securities including sales of our common shares pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common shares and the terms upon which we may obtain additional equity financing in the future.
It is not possible to predict the actual number of common shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the distribution agent at any time throughout the term of the Sales Agreement. The number of common shares that are sold through the distribution agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with the distribution agent in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience immediate and substantial dilution in the net tangible book value per common share you purchase.
The price per common share being offered may be higher than the net tangible book value per common share outstanding prior to this offering. Assuming that an aggregate of 7,881,579 shares are sold at a price of $5.70 per share, the last reported sale price of our common shares on the NYSE American on December 3, 2021, for aggregate proceeds of up to $44,925,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate dilution of approximately $1.37 per share, representing the difference between the as adjusted net tangible book value per common share on September 30, 2021 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
Our management will have broad discretion with respect to the use of the proceeds of this offering.
Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by us to apply these funds effectively could harm our business.
If we default on our obligations under the Churchill Facility and the Margin Loan Account with Wells Fargo, we may suffer adverse consequences.
To secure our obligations under the Churchill Facility, Churchill has a first priority security interest on the mortgage loans pledged as collateral under the Churchill Facility. If we default on our obligations under the Churchill Facility and fail to cure, Churchill will have the right to assign, sell, or otherwise transfer, the mortgage loans subject to their security interests. If Churchill exercises its right to sell the mortgage loans pledged under the Churchill Facility, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to us after repayment of the amounts outstanding under the Churchill Facility. In addition, the loans under our margin loan account with Wells Fargo are collateralized by our portfolio of short-term securities held at Wells Fargo. A decline in the value of such securities below the margin call limit may require us to provide additional funds or securities to Wells Fargo to avoid a forced sale of such securities. The occurrence of either or both of the foregoing events could have a material adverse effect on our business, financial condition and results of operations, cash flows and our ability to make distributions to shareholders.
We may not have sufficient authorized shares to raise additional capital or complete an acquisition or other strategic transaction.
Our certificate of incorporation, as amended, authorizes the issuance of 100,000,000 common shares and 5,000,000 preferred shares. As of December 3, 2021, 31,559,841 common shares, and 1,903,000 preferred shares, which have been designated as Series A Preferred Stock, were issued and outstanding. In addition, as of December 3, 2021, 50,593,412 common shares are held in reserve for future issuance including 1,370,718 shares reserved for issuance in the April 2021 ATM Offering (defined below), 1,352,435 shares reserved for issuance under our 2016 Equity Compensation Plan, 295,259 shares for issuance upon the exercise of warrants issued to the Underwriters in our IPO and 47,575,000 shares reserved for issuance in the event of the conversion of the outstanding shares of our Series A Preferred Stock. Thus, we have only 17,846,747 common shares and 3,097,000 preferred shares available for future issuance, including common shares which may be sold under the Sales Agreement. As a result, we may have significantly less common shares available for issuance to the extent we sell common shares under the Sales Agreement. If need to raise additional working capital through additional equity financings or complete an acquisition or other strategic transaction through the issuance of our shares in the future, the number of shares available for future issuance may not be sufficient and may limit our ability to raise additional working capital, when needed, or complete an acquisition or other strategic transaction in the future. An amendment to our certificate of incorporation to increase the number of authorized shares of capital stock requires approval of our shareholders. Our shareholders did not approval the proposal to increase the number of common shares and preferred shares which was presented at our 2021 annual meeting of shareholders and there can be no assurance that we will be able to increase the number of authorized shares in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement includes forward-looking statements. All statements other than statements of historical facts contained in this Prospectus Supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Prospectus Supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements after the date of this Prospectus Supplement to confirm these statements in relationship to actual results or revised expectations.
All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this Prospectus Supplement. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of common shares offered under this Prospectus Supplement for working capital and general corporate purposes, i.e., to fund new real estate loans secured by first mortgage liens. In addition, we may use the net proceeds from the sale of common shares to acquire other real estate finance companies or existing mortgage loan portfolios, although at this time, no such acquisitive transactions are pending. Pending such use, the net proceeds from the sale of common shares may be temporarily invested in short-term government securities and other low risk investments.

DILUTION
Dilution in net tangible book value per share to new investors is the amount by which the offering price paid by the purchasers of common shares sold in the offering exceeds the pro forma net tangible book value per common share after the offering. Net tangible book value per common share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of common shares outstanding at that date.
The historical net tangible book value of our common shares at September 30, 2021 was approximately $112.9 million, or $3.99 per common share, based on 28,315,930 common shares outstanding as of that date.
After giving effect to the sale of common shares during the term of the Sales Agreement at an assumed offering price of $5.70 per share, the last reported sale price per common share on the NYSE American on December 3, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value at September 30, 2021 would have been approximately $156.8 million, or $4.33 per share. This represents an immediate increase in the net tangible book value of approximately $0.34 per common share to our existing shareholders and an immediate dilution in net tangible book value of approximately $1.37 per common share to new investors.
The following table illustrates this dilution on a per share basis:
Assumed public offering price per common share		$5.70
Net tangible book value per common share at September 30, 2021	$3.99
Increase in net tangible book value per common share attributable to this offering	$0.34
As adjusted net tangible book value per common share at September 30, 2021, after giving effect to this offering		$4.33
Dilution per common share to new investors purchasing common shares in this offering		$1.37
The table above assumes for illustrative purposes that an aggregate of 7,881,579 common shares are sold during the term of the Sales Agreement at a price of $5.70 per common share, the last reported sale price per common share on The NYSE American on December 3, 2021, for aggregate gross proceeds of $44,925,000. The common shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.50 per common share in the price at which the common shares are sold from the assumed offering price per common share shown in the table above, assuming all common shares in the aggregate amount of $44,925,000 during the remaining term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per common share after the offering to approximately $4.41 per share and would increase the dilution in net tangible book value per common share to new investors in this offering to approximately $1.79 per common share, after deducting commissions payable by us. A decrease of $0.50 per common share in the price at which the common shares are sold from the assumed offering price per share shown in the table above, assuming all common shares in the aggregate amount of $44,925,000 during the term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per common share after the offering to approximately $4.24 per common share and would decrease the dilution in net tangible book value per common share to new investors in this offering to approximately $0.96 per common share, after deducting commissions payable by us. This information is supplied for illustrative purposes only.
The table above is based on 28,315,930 Common Shares outstanding at September 30, 2021, and excludes:
•
130,000 common shares issuable upon the exercise of warrants issued to the underwriters in our initial public offering at an exercise price of $6.25 per common share;

•
142,969 common shares issuable upon the exercise of warrants issued to the underwriters in our follow-on public offering at an exercise price of $5.00 per common share (“Follow-on Warrants”);

•
5,334 common shares issued upon the cashless exercise of Follow-on Warrants for an aggregate of 28,124 common shares;

•
15,000 common shares of restricted stock issued under our 2016 Equity Compensation Plan;

•
1,352,435 shares reserved for future issuance under our 2016 Equity Compensation Plan;

•
1,370,718 common shares reserved (as of December 3, 2021) for issuance in our “at-the-market” offering pursuant to a prospectus supplement, dated April 9, 2021, to our shelf registration statement on Form S-3 (File No. 333-236097) (the “April 2021 ATM Offering”);

•
3,223,577 common shares sold (as of December 3, 2021) in the April 2021 ATM Offering after September 30, 2021 for aggregate gross proceeds of approximately $18.9 million; and

•
47,575,000 common shares reserved for issuance in the event of the conversion of the outstanding shares of the Series A Preferred Stock.

To the extent that options or warrants outstanding at September 30, 2021 have been or are exercised, or other common shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, including for potential acquisition, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Ladenburg Thalmann & Co., Inc. and Janney Montgomery Scott LLC under which we may offer and sell up to an aggregate of $44,925,000 of common shares from time to time through Ladenburg or Janney, acting as our distribution agent. Sales of common shares, if any, under this Prospectus Supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.
The distribution agents will offer our common shares subject to the terms and conditions of the Sales Agreement daily or as otherwise agreed upon by us and the particular distribution agent. We will designate the maximum number of common shares to be sold through the distribution agent daily or otherwise determine such maximum amount together with the distribution agent. Subject to the terms and conditions of the Sales Agreement, the distribution agent will use its commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us. We may instruct the distribution agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. The distribution agent or we may suspend the offering of common shares being made through the distribution agent under the Sales Agreement upon proper notice to the other party. The distribution agent and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
Under the terms of the Sales Agreement, we may also sell common shares to the distribution agent, as principal for its own accounts, at a price negotiated at the time of sale. If we sell shares to the distribution agent in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate Prospectus Supplement or pricing supplement.
We will pay the designated distribution agent commissions for its services in acting as agent in the sale of common shares at a commission rate equal to 2.0% of the gross sale price per share sold. We have also agreed to reimburse the distribution agent its reasonable out-of-pocket expenses, including attorney’s fees in the amount of $30,000. We estimate that the total expenses for the offering, excluding compensation payable to the distribution agent under the Sales Agreement, but including the attorneys’ fees reimbursement, will be approximately $100,000.
Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the distribution agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of common shares on our behalf, each distribution agent will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of the distribution agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the distribution agent against certain civil liabilities, including liabilities under the Securities Act.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all common shares subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein.
The distribution agents and their respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the distribution agents will not engage in any market making activities involving common shares while the offering is ongoing under this Prospectus Supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this Prospectus Supplement is a part.

LEGAL MATTERS
The validity of the shares offered hereby will be passed upon for us by Kurzman Eisenberg Corbin & Lever, LLP, White Plains, New York. Certain partners of Kurzman Eisenberg Corbin & Lever, LLP own in the aggregate 52,000 common shares. Certain legal matters in connection with this offering will be passed upon for the distribution agent by Blank Rome LLP, New York, New York.
EXPERTS
Our financial statements as of, and for each of the years ended, December 31, 2020 and 2019 have been so included in reliance on the report of Hoberman & Lesser, LLP, an independent registered public accounting firm, included in this Prospectus Supplement given on the authority of such firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered hereby. This Prospectus Supplement, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this Prospectus Supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are a reporting company and file annual, quarterly and current reports, proxy statements and other material with the SEC. You may read and copy our reports, proxy statements and other information, including the registration statement of which this Prospectus Supplement is a part at the Public Reference Room of the SEC, 100 F Street, N. E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
The SEC allows us to “incorporate by reference” information into this Prospectus Supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus Supplement, except for any information superseded by information in this Prospectus Supplement or any document that we file in the future with the SEC. This Prospectus Supplement incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this Prospectus Supplement from their respective filing dates. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2020	March 31, 2021
Quarterly Report on Form 10-Q for the period ended March 31, 2021	May 12, 2021
Quarterly Report on Form 10-Q for the period ended June 30, 2021	August 16, 2021
Quarterly Report on Form 10-Q for the period ended September 30, 2021	November 4, 2021

Document	Filed
Current Reports on Form 8-K	April 5, 2021, April 14, 2021, May 19, 2021, June 25, 2021, July 2, 2021, July 16, 2021, July 27, 2021, August 20, 2021, September 3, 2021, October 14, 2021, October 26, 2021, November 8, 2021, November 29, 2021 and December 2, 2021
Preliminary Proxy Statement on Schedule 14A	August 24, 2021
Definitive Proxy Statement on Schedule 14A, as amended	September 10, 2021 and October 25, 2021
Additional Definitive Proxy Soliciting Materials	October 13, 2021, November 4, 2021 and November 12, 2021
Description common shares contained in our Registration Statement on Form 8-A	January 25, 2017
Description of 7.75% September 2025 notes contained in Registration Statement on Form 8-A	September 2, 2020
Description of 7.125% June 2024 notes contained in Registration Statement on Form 8-A	June 24, 2019
Description of 6.875% December 2024 notes contained in Registration Statement on Form 8-A	November 6, 2019
Description of the Series A Preferred Stock contained in Registration Statement on Form 8-A	June 24, 2021
At your request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Sachem Capital Corp., 698 Main Street, Branford, Connecticut 06405, Attention: Chief Financial Officer, telephone number (203) 433-4736.

PROSPECTUS
$150,000,000
Common Shares, Preferred Shares, Debt Securities, Guarantees of Debt Securities, Warrants and Units
We may, from time to time, offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
common shares, par value $0.001 per share;

•
preferred shares, par value $0.001 per share;

•
warrants to purchase common shares or preferred shares;

•
debt securities;

•
guarantees of debt securities; or

•
units consisting of two or more of the classes of securities listed above.

We refer to the common shares, preferred shares, warrants, debt securities and units collectively as the “Securities” in this base prospectus.
This base prospectus describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about the material federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement. It is important that you read both this base prospectus and the applicable prospectus supplement before you invest in the Securities.
The Securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 59 for more information on this topic. No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of the Securities.
Our common shares are listed on the NYSE American under the symbol “SACH.” On June 8, 2021, the closing sale price of the common shares on NYSE American was $5.11 per share. In addition, we have three series of five-year unsecured unsubordinated notes listed upon the NYSE American under the symbols “SCCB,” “SACC” and “SCCC”. None of the other Securities are currently listed on any exchange or quoted on any other trading venue or system.
See “Risk Factors” in Item 1A of our Annual Report on Form 10-K, filed March 31, 2021, with respect to our year ended December 31, 2020, in Item 1A of each subsequently filed Quarterly Report on form 10-Q (which documents are incorporated by reference herein) as well as the other information contained or incorporated by reference in this base prospectus or any prospectus supplement hereto before making a decision to invest in the Securities. See “Where You Can Find More Information; Incorporation By Reference” on page 61 of this base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 17, 2021.

You should rely only on the information contained or incorporated by reference in this base prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this base prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: We have not done anything that would permit any offering under this base prospectus or any prospectus supplement to this prospectus or possession or distribution of this base prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this base prospectus must inform themselves about, and observe any restrictions relating to, the offering of Securities and the distribution of this base prospectus outside the United States.

i

ABOUT THIS PROSPECTUS
This base prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.B.1 of Form S-3, using a “shelf” registration process for the delayed offering and sale of Securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the Securities described in this base prospectus in one or more offerings. This base prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we will provide a prospectus supplement containing specific information about the terms of the Securities being offered and the manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this base prospectus.
This base prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this base prospectus is a part, including its exhibits. Statements contained in this base prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this base prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information; Incorporation by Reference” below. Information incorporated by reference after the date of this base prospectus may add, update or change information contained in this base prospectus. Any information in such subsequent filings that is inconsistent with this base prospectus will supersede the information in this base prospectus or any earlier prospectus supplement.
The industry and market data and other statistical information, if any, contained in this base prospectus and in the documents that we incorporate by reference are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
All references in this base prospectus to “us,” “we,” or “our,” are references to Sachem Capital Corp. and its predecessor, Sachem Capital Partners, LLC, or SCP, unless specified otherwise.

ii

PROSPECTUS SUMMARY
The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this base prospectus. This summary may not contain all the information that is important to you or that you should consider before deciding to invest in of our securities. Please read this entire base prospectus, including the risk factors, as well as the information incorporated by reference in this base prospectus and any related prospectus supplement, carefully.
Overview
We are a Connecticut-based real estate finance company that specializes in originating, underwriting, funding, servicing and managing a portfolio of short-term (i.e., three years or less) loans secured by first mortgage liens on real property. From our inception, in December 2010, through our initial public offering, in February 2017, we operated as a limited liability company. On February 9, 2017, we completed our initial public offering (the “IPO”), the primary purpose of which was to raise equity capital to fund mortgage loans and expand our mortgage loan portfolio and to diversify our ownership so that we could qualify, for federal income tax purposes, as a real estate investment trust, or REIT.
We believe that, since consummation of the IPO, we met all the requirements to qualify as a REIT for federal income tax purposes and elected to be taxed as a REIT beginning with our 2017 tax year. As a REIT, we are entitled to claim deductions for distributions of taxable income to our shareholders thereby eliminating any corporate tax on such taxable income. Any taxable income not distributed to shareholders is subject to tax at the regular corporate tax rates and may also be subject to a 4% excise tax to the extent it exceeds 10% of our total taxable income. To maintain our qualification as a REIT, we are required to distribute each year at least 90% of our taxable income. As a REIT, we may also be subject to federal excise taxes and state taxes.
Our Competitive Strengths
We believe our competitive strengths include:
•
History of successful operations.   We commenced operations as a limited liability company in December 2010 with three investors and limited equity capital. Since our inception through March 31, 2021, we have funded approximately 1,472 mortgage loans having an aggregate principal amount of $380.9 million. Immediately prior to our initial public offering in February 2017 (the “IPO”), we had approximately 155 investors and $27 million of members’ equity. Since we became a public company, as of March 31, 2021, we have raised approximately an additional $50.2 million (excluding the IPO proceeds) in equity capital and $114.2 million of debt capital. Similarly, since the IPO, our mortgage loan portfolio has grown from $33.8 million to $156.8 million at March 31, 2021. In addition, at March 31, 2021, we had $18.3 million of cash and cash equivalents. We have reported net profits in every quarter since our IPO.

•
Long-standing relationships.    We have ongoing relationships with many of our borrowers. At March 31, 2021, our loan portfolio includes 157 loans having an aggregate principal balance of approximately $27.2 million that were extensions of prior loans. Customers are also a referral source for new borrowers. As long as these borrowers remain active real estate investors, they provide us with an advantage in securing new business and help us maintain a pipeline to attractive new opportunities that may not be available to many of our competitors or to the general market.

•
Competent workforce.    Our employees are multi-skilled professionals who have a strong “team” orientation, a “continuous process improvement” mentality, and an authentic desire to learn all aspects of our business and contribute wherever and however they are needed.

•
Knowledge of the market.    We have an intimate knowledge of the Connecticut real estate market, which enhances our ability to identify attractive opportunities and helps distinguish us from many of our competitors.

•
Disciplined lending.    We seek to maximize our risk-adjusted returns, and preserve and protect capital, through our disciplined and credit-based approach. We utilize rigorous underwriting and loan closing procedures that include numerous checks and balances to evaluate the risks and merits of each potential transaction. We seek to protect and preserve capital by carefully evaluating the condition of the property, the location of the property, the value of the property and other forms of collateral.
•
Vertically-integrated loan origination platform.    We manage and control the loan process from origination through closing with our own personnel or independent third parties, including legal counsel and appraisers, with whom we have long relationships. Together, these individuals constitute a team highly experienced in credit evaluation, underwriting and loan structuring. We also believe that our procedures and experience allow us to execute opportunities quickly and efficiently.

•
Structuring flexibility.    As a small, non-bank, geographically focused real estate lender, we can move quickly and have much more flexibility than traditional lenders to structure loans to suit the needs of our clients. Our ability to customize financing structures to meet borrowers’ needs is one of our key business strengths.

•
No legacy issues.    We are not burdened by distressed legacy real estate assets.

Market Opportunity
Notwithstanding the spread of the novel corona virus known as COVID-19, which has had a severe adverse impact on general economic conditions, we continue to believe that once the spread of the virus abates there still will be a significant market opportunity for a well-capitalized “hard money” lender to originate attractively priced loans to small-scale real estate developers with strong equity positions (i.e., good collateral), particularly in Connecticut where, traditionally, real estate values in many neighborhoods have been stable and substandard properties are improved, rehabilitated and renovated. We further believe that there will be many opportunities for us to expand our business into new markets. For example, since the fourth quarter of 2019 and during 2020, we have funded loans secured by properties in Naples, Florida, Phoenix, Arizona, Austin, Texas, Charleston, South Carolina, Littleton, Colorado and Sacramento, California. We also believe these developers will prefer to borrow from us rather than other lending sources because of our flexibility in structuring loans to suit their needs, our lending criteria, which places greater emphasis on the value of the collateral rather than the property cash flow or credit of the borrower, and our ability to close quickly.
Our Objectives and Strategy and Outlook for 2021
Our primary business objective remains constant: to grow our loan portfolio while protecting and preserving capital in a manner that provides for attractive risk-adjusted returns to our shareholders over the long term principally through dividends. We intend to achieve this objective by accelerating profitable growth and driving operational excellence. To accelerate profitable growth, we will continue to focus on selectively originating, managing, and servicing a portfolio of first mortgage real estate loans designed to generate attractive risk-adjusted returns across a variety of market conditions and economic cycles. We are also targeting larger-value commercial loans with strong, experienced sponsors. To drive operational excellence, we have embarked on a broad change management initiative to review, assess, and upgrade — or transform if necessary — our existing operational processes, from workflows and employee roles/responsibilities to decision trees and data collection forms. We believe that our ability to react quickly to the needs of borrowers, our flexibility in terms of structuring loans to meet the needs of borrowers, our intimate knowledge of the Connecticut real estate market, which is our largest market, our expertise in “hard money” lending and our focus on newly originated first mortgage loans, should enable us to achieve our primary objective. Nevertheless, we remain flexible to take advantage of other real estate opportunities that may arise from time to time, whether they relate to the mortgage market or to direct or indirect investments in real estate.
Our strategy to achieve this objective also includes the following:
•
capitalize on opportunities created by the long-term structural changes in the real estate lending market and the continuing lack of liquidity in the commercial and investment real estate markets;

•
take advantage of the prevailing economic environment and current economic, political and social trends that may impact real estate lending, as well as the outlook for real estate in general and particular asset classes;

•
remain flexible to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle; and

•
operate to qualify as a REIT and for an exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

In terms of our outlook for 2021, the biggest challenge remains the unknown impact of COVID-19 and future actions that may be taken to contain the spread of COVID-19. Keeping our workforce healthy and safe is our number one priority and we are following the updated guidelines and recommendations issued by the State of Connecticut on March 19, 2021. We continue to encourage employees to stay home when sick and encourage working from home when possible. In the event of a positive COVID-19 case, Sachem employees inform management and follow state testing and contact tracing protocols. At Sachem, we have not been immune to the virus striking our employees and their family members. Fortunately, none of these occurrences has been life-threatening in any way. However, to mitigate the risk of office closure and to ensure business continuity, our employees are equipped so they can seamlessly work remotely, away from the Sachem corporate office. This remote work set-up has proven to be effective since, at times during the pandemic, employees had to self-isolate based on their own health condition or that of an immediate family member. While loan processing and funding may have been marginally delayed, there was no impact to the service levels we provided our borrowers.
In the event we are forced to close our physical office, there would be some impact. For example, the underwriting process would continue to function but would take longer to complete without immediate access to background and credit profiles. Loan committee meetings would continue to be held virtually (as they are under normal conditions) but the loan approval process may incur delay or not be as thorough and efficient as in the past. In addition, we may not be able to meet with borrowers or potential borrowers, including physical property inspections, which could adversely impact our ability to service our loans, monitor compliance and originate new loans. Finally, the filing of loan documents with the various recording offices may be delayed.
In summary, the consequences may include one or more of the following:
•
increase the amount of time necessary to review loan applications, structure loans and fund loans;

•
adversely impact the ability of borrowers to remain current on their obligations;

•
reduce the rate of prepayments;

•
delay the completion of renovation projects in-process;

•
inhibit the ability of borrowers to sell their properties to repay their obligation to us; and

•
delay foreclosure or other judicial proceedings necessary to enforce our rights.

Other factors that we believe will impact our business in 2021 include the following:
Increased competition.    In the past, our primary competitors were other non-bank real estate finance companies and banks and other financial institutions. Our principal competitive advantages included our size and our ability to address the needs of borrowers in terms of timing and structuring loan transactions. More recently, we are encountering competition from private equity funds, hedge funds and other specialty finance entities funded by investment banks, asset managers, private equity funds and hedge funds. Clearly, the primary driver for these new market participants is the need to generate yield. They are well-funded and aggressive in terms of pricing.
Borrower expectations.    The new competitive landscape is shifting the negotiating leverage in favor of borrowers. As borrowers have more choices, they are demanding better terms. For the quarter ended March 31, 2021, the yield on our portfolio was 11.73% compared to 12.16% for the quarter ended March 31, 2020. We expect further rate compression in 2021.
Property value fluctuations.    We remain aware of property value market cycles and utilize a dashboard of indicators to track property value trends. If we see a decline in property values, our response to this development would be to adhere to our strict loan-to-value ratio, limit the term of our loans to not more than one year, and aggressively enforce our rights when loans go into default. We intend to be well-capitalized and well-positioned to be opportunistic through negative cycles as we did in the first quarter of 2020. By judiciously relying on our dashboard of leading indicators and continuing to make decisions in a sound and proper manner, we see no reason to expect any negative outcome regarding our business operations and growth. Some of our indicators within our dashboard are interest rate changes impacting mortgage rates, days-on-market, pending sales, NAHB’s Housing Market Index, and the Senior Loan Officer Opinion Survey, among others.
Increased operating expenses.    We expect operating expenses to be higher in 2021 than they were in 2020. Specifically, we expect an increase in interest expense due to a higher level of indebtedness. In 2020, we sold approximately $56.1 million of unsecured unsubordinated five-year notes having an interest rate of 7.75%. The full impact of the interest will be felt for the first time in 2021. In addition, we expect our compensation expense to increase as we hired new personnel and increased salaries on account of our growth.
Despite the challenges we faced in 2020, the changing dynamics of the real estate finance marketplace and the impact of COVID-19, we continue to believe in the viability of our business model. Our goal is, and has always been, to continue to grow our mortgage loan portfolio and increase our loan profitability, while at the same time maintain or improve on our existing underwriting and loan criteria. Specifically, we believe that the following factors will, in fact, help us deal with the uncertainties expected in 2021.
As of March 31, 2021, we had cash and cash equivalents and investment securities balance of approximately $54.7 million, which we will use to increase our mortgage loan portfolio. From January through March 31, 2021, we funded $31.7 million of mortgage loans including loan modifications and construction draws.
Our largest expense item is interest and amortization of deferred financing costs, which has increased significantly as we have increased our indebtedness. At March 31, 2021, our capital structure was 63.0% debt and 37.0% equity. The weighted average interest rate on our $114.5 million of outstanding unsecured unsubordinated five-year notes is 7.36% per annum. On the other hand, the notes provide us with operational flexibility. Other than interest, they do not have any significant costs and expenses, such as legal fees, collateral maintenance fees, unused facility fees, processing fees and the additional personnel costs relating to reporting and compliance. Second, they only have one financial covenant — an asset coverage ratio of 150%. There are no limitations in terms of the size of the mortgage loans we choose to fund, the markets in which we choose to operate and the nature of the collateral. Finally, the notes are unsecured. However, we may obtain a senior credit facility should such a facility be available at terms that are advantageous to our strategy.
We have made the necessary adjustments to our operations to replace our former co-chief executive officer by hiring new employees and re-assigning existing employees to new tasks. We now have a robust executive team that includes our chief executive and chief financial officer, a chief operating officer and a chief investment officer. In addition, we have added junior executives as well in accounting and administration. Although these new hires will result in increased compensation, they were and will continue to be necessary to accommodate our growth and to maintain our ability to continue to service our borrowers and manage our business without sacrificing quality.
We have adjusted and refined our business strategy to address changes in the marketplace and our growth to-date. Specifically, we continue to strengthen our geographic footprint beyond Connecticut with particular emphasis on Florida and Texas. We are funding larger loans than we have in the past that are secured by what we believe are higher-quality properties that are being developed by borrowers that we deem to be more stable and successful. In 2020, we funded loans secured by properties in Arizona, Texas, South Carolina, Florida, Colorado and California. We continue to look for opportunities in new markets that meet our basic underwriting and loan criteria. In addition, we believe the migration to these types of loans will offset any rate compression and help us maintain a low foreclosure rate.
Operational and Financial Overview
Our loans typically have a maximum initial term of one to three years and bear interest at a fixed rate of 5% to 13% per year and a default rate of 18% per year. We usually receive origination fees, or “points,”

ranging from 2% to 5% of the original principal amount of the loan as well as other fees relating to underwriting, funding and managing the loan, such as inspection fees. Since we treat an extension or renewal of an existing loan as a new loan, we also receive additional “points” and other loan-related fees in connection with those transactions. Interest is always payable monthly in arrears. As a matter of policy, we do not make any loans if the loan-to value ratio exceeds 70%. In the case of construction loans, the loan-to-value ratio is based on the post-construction value of the property. We rely on readily available market data, including appraisals when available or timely, tax assessment rolls, recent sales transactions and brokers to evaluate the value of the collateral. Finally, we have adopted a policy that limits the maximum amount of any loan we fund to a single borrower or a group of affiliated borrowers to 10% of the aggregate amount of our loan portfolio, taking into consideration the loan under consideration.
Our revenue consists primarily of interest earned on our loan portfolio. As our capital structure has tilted towards more debt over the past 24 months, debt service has become a significant factor in determining our net income. Our capital structure at March 31, 2021 was approximately 63.0% debt vs. 37.0% equity. Most of our debt, approximately $114.5 million, is unsecured unsubordinated 5-year notes. The weighted average interest rate on these notes is 7.36%. In addition, we had a balance of approximately $28.2 million at March 31, 2021 under our margin loan account with Wells Fargo. The outstanding balance on this loan bears interest at a rate equal to 1.75% below the prime rate. The interest rate on this loan as of March 31, 2021 was 1.5%.
In addition, our net income for three months ended March 31, 2021 has been adversely impacted by a reduction in the yield on our mortgage loan portfolio as well as $30.5 million of loan payoffs during the period compared to $55 million for all of 2020. In the first quarter of 2021, we realized faster payoff of investment “fix and flip” loans with these projects coming to fruition quicker due to a stronger real estate market and, we believe, our sound underwriting and analysis of each project. According to Realtor.com, nationwide for April 2021, year-over-year, “days on market,” a common real estate market indicator, fell 31%, active listings fell 53% and median list prices increased 17%. For the Connecticut market over the same period, days on market decreased between 43.1% – 51.5% and median list prices increased 1.7% – 18.3%, depending on the county. Our strategy continues to be to adhere to our current underwriting guidelines, which we believe will allow us to continue to grow our loan portfolio while protecting and preserving capital in a manner that provides attracted risk-adjusted returns to our shareholders.
For the three months ended March 31, 2021 and 2020, the yield on our mortgage loan portfolio was 11.73% and 12.16%, respectively. For this purpose, yield only takes into account the stated interest rate on the mortgage note adjusted to the default rate, if applicable. We believe the interest rate compression will continue to be a factor in 2021 as we implement our new strategy focusing on larger loans, secured by higher quality properties being developed by more seasoned developers with a history of successful development projects. On the other hand, since the interest rate on our outstanding indebtedness is fixed, we have reduced the risk on interest rate compression if and when interest rates begin to increase. That will enable us to continue to focus on growth and building market share rather than short-term profits and cash flow.
We seek to mitigate the risk associated with rising rates by limiting the term of new loans to one year. At March 31, 2021, approximately 82.7% of the mortgage loans in our portfolio had a term of one year or less. If, at the end of the term, the loan is not in default and meets our other underwriting criteria, we will consider an extension or renewal of the loan at our then prevailing interest rate. If interest rates have decreased and we renew a loan at a lower rate, the “spread” between our borrowing costs and the yield on our portfolio will be squeezed and would adversely impact our net income. We cannot assure you that we will be able to increase our rates at any time in the future and we cannot assure you that we can continue to increase our market share.
As a real estate finance company, we deal with a variety of default situations, including breaches of covenants, such as the obligation of the borrower to maintain adequate liability insurance on the mortgaged property, to pay the taxes on the property and to make timely payments to us. As such, we may not be aware that a default occurred. At March 31, 2021, five of our mortgage loans were the subject of enforcement or collection proceedings. The aggregate amount due on these loans, including principal, unpaid accrued interest and borrower charges, was approximately $496,000, representing approximately 0.3% of our aggregate mortgage loan portfolio. In the case of each of these loans, we have determined the value of the collateral exceeds the aggregate amount due. To date, the aggregate amount of realized losses on our loan portfolio have been de minimis.
Financing Strategy Overview
To continue to grow our business, we must increase the size of our loan portfolio, which requires that we use our existing working capital to fund new loans and raise additional capital either by selling shares of our capital stock or by incurring additional indebtedness. We do not have a policy limiting the amount of indebtedness that we may incur. Thus, our operating income in the future will depend on how much debt we incur and the spread between our cost of funds and the yield on our loan portfolio. Rising interest rates could have an adverse impact on our business if we cannot increase the rates on our loans to offset the increase in our cost of funds and to satisfy investor demand for yield. In addition, rapidly rising interest rates could have an unsettling effect on real estate values, which could compromise some of our collateral.
We do not have any formal policy limiting the amount of indebtedness we may incur. Depending on various factors we may, in the future, decide to take on additional debt to expand our mortgage loan origination activities to increase the potential returns to our shareholders. Although we have no pre-set guidelines in terms of leverage ratio, the amount of leverage depends on our assessment of a variety of factors, which may include the liquidity of the real estate market in which most of our collateral is located, employment rates, general economic conditions, the cost of funds relative to the yield curve, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, our opinion regarding the creditworthiness of our borrowers, the value of the collateral underlying our portfolio, and our outlook for interest rates and property values. At March 31, 2021, debt proceeds represented approximately 63.0% of our total capital. To grow the business and satisfy the requirement to pay out 90% of net profits, during the last two years we increased our level of debt from 41.7% to 63.0% of our total capital. We intend to maintain a modest amount of leverage for the sole purpose of financing our portfolio and not for speculating on changes in interest rates.
Our total outstanding indebtedness at March 31, 2021 was approximately $142.7 million, which included a credit line loan of approximately $28.2 million and three series of unsecured, unsubordinated five-year notes having an aggregate original principal amount of approximately $114.5 million (collectively, the “Notes”). The Notes include notes having an aggregate principal amount of approximately $23.7 million bearing interest at the rate of 7.125% per annum and have a maturity date of June 30, 2024 (the “June 2024 Notes”); notes having an aggregate principal amount of $34.5 million bearing interest at the rate of 6.875% per annum and have a maturity date of December 30, 2024 (the “December 2024 Notes”); and notes having an aggregate original principal amount of approximately $56.4 million, bearing interest at the rate of 7.75% per annum and have a maturity date of September 30, 2025 (the “2025 Notes”). All three series of Notes are unsecured, unsubordinated obligations and rank equally in right of payment with all our existing and future senior unsecured and unsubordinated indebtedness but are effectively subordinated in right of payment to all our existing and future secured indebtedness (including indebtedness that is initially unsecured but to which we subsequently grant a security interest). Interest on all three series of Notes is payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year the Notes are outstanding.
Each series of Notes was issued pursuant to the Indenture, dated June 21, 2019, and a supplement thereto, which provides for the form and terms, including default provisions and cures, applicable to each series. All three series of Notes are subject to (i) “Defeasance,” which means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on such notes when due and satisfying any additional conditions required under the Indenture, we will be deemed to have been discharged from our obligations under such notes and (ii) an “Asset Coverage Ratio” requirement pursuant to which we may not pay any dividends or make distributions in excess of 90% of our taxable income, incur any indebtedness or purchase any shares of our capital stock unless we have an “Asset Coverage Ratio” of at least 150% after giving effect to the payment of such dividend, the making of such distribution or the incurrence of such indebtedness. “Asset Coverage Ratio” means the ratio (expressed as a percentage) of the value of our total assets relative to the aggregate amount of its indebtedness.

We may, at our option, at any time and from time to time, on or after June 30, 2021, in the case of the June 2024 Notes, November 7, 2021, in the case of the December 2024 Notes, and September 4, 2022, in the case of the 2025 Notes, redeem such notes, in whole or in part, at a redemption price equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest to, but excluding, the date fixed for redemption. On and after any redemption date, interest will cease to accrue on the redeemed notes.
All three series of Notes trade on the NYSE American. The June 2024 Notes trade under the symbol “SCCB”, the December 2024 Notes trade under the symbol “SACC” and the 2025 Notes trade under the symbol “SCCC”.
We have a margin loan account with Wells Fargo, which is secured by our portfolio of short-term securities and has a balance of approximately $28.2 million at March 31, 2021. The outstanding balance on this loan bears interest at a rate equal to 1.75% below the prime rate. The interest rate at March 31, 2021 is 1.5%.
REIT Qualification
We believe that we have qualified as a REIT since the consummation of the IPO and that it is in the best interests of our shareholders that we operate as a REIT. We made the election to be taxed as a REIT beginning with our 2017 tax year. As a REIT, we are required to distribute at least 90% of our taxable income to our shareholders on an annual basis. We cannot assure you that we will be able to maintain REIT status.
Our qualification as a REIT depends on our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our compliance with the distribution requirements applicable to REITs and the diversity of ownership of our outstanding common shares. We cannot assure you that we will be able to maintain our qualification as a REIT.
So long as we qualify as a REIT, we, generally, will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate income tax rates and may be precluded from electing to be treated as a REIT for four taxable years following the year during which we lose our REIT qualification. Even though we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income.
Distribution Policy
U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income. To the extent that it annually distributes less than 100% of its taxable income, the undistributed amount is taxed at regular corporate rates.
We intend to pay regular quarterly dividends in an amount necessary to maintain our qualification as a REIT. Any distributions we make to our shareholders, the amount of such dividend and whether such dividend is payable in cash, our common shares or other property, or a combination thereof, is at the discretion of our board of directors and will depend on, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and other expenditures and the restrictions and limitations imposed by the New York Business Corporation Law, referred to as the BCL, and any restrictions and/or limitations imposed on us by our creditors.
To comply with certain REIT qualification requirements, we will, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, declare a dividend to our shareholders to distribute such accumulated earnings and profits, referred to as a Purging Distribution. As of January 1, 2017, we had no accumulated earnings and profits.
For information regarding dividends paid See “Dividend and Distribution Policy” at page 15 below.

Restrictions Relating to our Common Shares
Our certificate of incorporation, as amended, includes several provisions that are designed to ensure that we satisfy various Code-imposed requirements applicable to REITs including the following:
•
Shareholders are prohibited from beneficially or constructively owning, applying certain attribution rules under the Code, more than 4.99% by value or number of shares, whichever is more restrictive, of our outstanding capital shares. This restriction does not apply to Jeffrey C. Villano, one of our founders and our former co-Chief Executive Officer, and John L. Villano, our other founder and our current Chief Executive Officer. As of March 31, 2021, Jeffrey Villano and John Villano beneficially own approximately 6.6% and 5.6%, respectively, of our outstanding common shares. In addition, our board of directors may, in its sole discretion, waive the ownership limit with respect to a shareholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

•
Shareholders are not allowed to transfer their shares of our capital stock if, as a result of such transfer, we would have fewer than 100 shareholders.

•
Any ownership or purported transfer of our capital shares in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in those shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in the violation will be void from the time of the purported transfer.

The foregoing limitations and restrictions could delay or prevent a transaction or a change in control of us that might involve a premium price for our capital shares or otherwise be in the best interests of our shareholders.
Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares are deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors who, following the completion of our initial public offering (the “IPO”), was the constructive owner of more than 4.99% of our outstanding common shares. However, as a result of the follow-on offering in October-November 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent them from acquiring shares in excess of the limit initially.
Summary Risk Factors
An investment in our securities involves various risks that you should consider carefully before investing in us. Many of these risks are discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and as supplemented by other risk factors discussed in our Quarterly Reports on
Form 10-Q filed in 2021. If any of these risks occur, our business, financial condition, liquidity, results of operations, prospects and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose a portion or your entire investment. These risks include:
•
The outbreak and spread of the novel coronavirus disease, known as COVID-19 may have a material adverse effect on our business operations and financial condition.

•
Difficult conditions in the mortgage and real estate markets, the financial markets and the economy generally have caused and may cause us to experience losses in the future.

•
An increase in interest rates could adversely affect our ability to generate income and pay dividends.

•
Prepayment rates can change, adversely affecting the performance of our assets.

•
Short-term loans may involve a greater risk of loss than traditional mortgage loans.

•
Many of our loans are not funded with interest reserves and our borrowers may be unable to pay the interest accruing on the loans when due, which could have a material adverse impact on our financial condition.

•
Many of the properties securing our mortgage loans are not income producing, thus increasing the risks of delinquency and foreclosure.

•
Our due diligence may not reveal all the risks associated with a mortgage loan or the property that will be mortgaged to secure the loan, which could lead to losses.

•
Residential mortgage loans are subject to increased risks.

•
Our real estate assets are subject to risks particular to real property.

•
We may be adversely affected by the economies and other conditions of the markets in which we operate, particularly in Connecticut, where we have a high concentration of our loans.

•
The illiquidity of our loan portfolio could significantly impede our ability to respond to adverse changes in economic, financial, investment and other conditions.

•
Declining real estate valuations could result in impairment charges, the determination of which involves a significant amount of judgment on our part. Any impairment charge could have a material adverse effect on us.

•
Competition could have a material adverse effect on our business, financial condition and results of operations.

•
We may adopt new or change our existing investment, financing, or hedging strategies and asset allocation and operational and management policies without shareholder consent, which may result in the purchase of riskier assets, the use of greater leverage or commercially unsound actions, any of which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our shareholders.

•
In connection with our lending operations, we rely on third-party service providers to perform a variety of services, comply with applicable laws and regulations, and carry out contractual covenants and terms, the failure of which by any of these third-party service providers may adversely impact our business and financial results.

•
We may be adversely affected by deficiencies in foreclosure practices as well as related delays in the foreclosure process.

•
We may be unable to identify and complete acquisitions on favorable terms or at all, which may inhibit our growth and have a material adverse effect on us.

•
The downgrade of the credit ratings of the U.S., any future downgrades of the credit ratings of the U.S. and the failure to resolve issues related to U.S. fiscal and debt policies may materially adversely affect our business, liquidity, financial condition and results of operations.

•
Interruptions in our ability to provide our products and our service to our customers could damage our reputation, which could have a material adverse effect on us.

•
The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third party service providers, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations

•
The loss of key personnel, including our executive officers, could have a material adverse effect on us.

•
Our inability to recruit or retain qualified personnel or to maintain access to key third-party service providers and software developers, could have a material adverse effect on us.

•
The stock ownership limit imposed by our charter may inhibit market activity in our common shares and may restrict our business combination opportunities.

•
If we sell or transfer mortgage loans to a third party, including a securitization entity, we may be required to repurchase such loans or indemnify such third party if we breach representations and warranties.

•
An inability to access external sources of capital on favorable terms or at all could limit our ability to execute our business and growth strategies.

•
If we are unable to leverage our assets to the extent we currently anticipate, the returns on certain of our assets could be diminished, which may limit or eliminate our ability to make distributions to our shareholders.

•
Our outstanding indebtedness as of December 31, 2020 was approximately $143.6 million, which exposes us to the risk of default thereunder, among other risks.

•
Despite our current debt levels, we may still incur substantially more debt or take other actions which could have the effect of diminishing our ability to make payments on our indebtedness when due and distributions to our shareholders.

•
Our outstanding fixed rate term notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or may incur in the future.

•
The Notes are subordinated to the indebtedness and other liabilities of our subsidiaries.

•
The indenture under which the Notes are issued contains limited protection for holders of the Notes.

•
An increase in market interest rates could result in a decrease in the value of the Notes.

•
Although the Notes are listed on the NYSE American, an active trading market for the Notes may not develop, which could limit the ability of Noteholders to sell the Notes and/or the market price of the Notes.

•
We may choose to redeem the Notes when prevailing interest rates are relatively low.

•
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

•
We are not obligated to contribute to a sinking fund to retire the Notes and the Notes are not guaranteed by a third- party.

•
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

•
Maintenance of our Investment Company Act exemption imposes limits on our operations.

•
Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

•
Qualifying as a REIT involves highly technical and complex provisions of the Code and therefore, in certain circumstances, may be subject to uncertainty.

•
Even though we qualify as a REIT, we, nevertheless, may be subject to taxes, which will reduce our cash flow.

•
The REIT distribution requirements could adversely affect our ability to grow our business and may force us to seek third-party capital during unfavorable market conditions.

•
Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could depress the market price of our common shares if it is perceived as a less attractive investment.

•
We may in the future choose to pay dividends in the form of common shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends they receive.

•
Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

•
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

•
The market price and trading volume of our securities may be volatile.

•
We have not established a minimum dividend payment level for our common shareholders and there are no assurances of our ability to pay dividends to our common shareholders in the future.

•
Future offerings of preferred shares or debt securities would rank senior to our common shares upon liquidation and for dividend purposes, would dilute the interests of our common shareholders and may adversely affect the market price of our common shares.

•
An increase in interest rates may have an adverse effect on the market price of our common shares and our ability to make distributions to our shareholders.

•
Your investment in and resulting interest in us may be diluted or lose value if we issue additional shares.

Corporate Information
Our principal executive offices are currently located at 698 Main Street, Branford, Connecticut 06405 and our telephone number is (203) 433-4736. The URL for our website is www.sachemcapitalcorp.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this base prospectus.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated in our subsequent filings with the SEC (including our subsequent quarterly reports on Form 10-Q) and the other information contained in this document, in an applicable prospectus supplement or incorporated by reference herein or therein, before purchasing any of our securities. See “Where You Can Find More Information; Incorporation by Reference” in this base prospectus. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors referred to above and the cautionary statements referred to in “Forward-Looking Statements May Prove Inaccurate” below. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and in the documents incorporated herein by reference.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and certain documents incorporated by reference herein include certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this prospectus and certain documents incorporated by reference herein that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us considering our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.
Forward-looking statements are not guaranties of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Forward-looking statements contained in this prospectus and certain documents incorporated by reference herein are subject to a number of risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include those described in detail in our annual, quarterly and current periodic reports filed pursuant to the Securities and Exchange Act of 1934, as amended and that are incorporated herein by reference, as well as any additional risk factors included in any prospectus supplement used in connection with the offering and sale of any Securities, as well as others that may not be included in these reports and prospectus supplements. In addition, many of the risk factors that could adversely impact our business, operations and financial results are beyond our control. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus and the incorporated documents might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities offered hereby for general corporate purposes and working capital, which may include repaying existing indebtedness, investing in real estate opportunities other than as a mortgage lender and acquisitions of existing mortgage loan portfolios or real estate finance companies as suitable opportunities arise. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of Securities by a selling shareholder. Further details relating to the use of the net proceeds from any particular offering of Securities will be set forth in the applicable prospectus supplement.

MARKET PRICE OF COMMON SHARES AND RELATED SHAREHOLDER MATTERS
Market Information
On February 10, 2017, our common shares listed on the NYSE American (f/k/a “NYSE MKT”) and began trading under the symbol “SACH”. Prior to its listing on the NYSE American, our common shares were not publicly traded.
On June 8, 2021, the last reported sale price of our common shares on NYSE American was $5.11 per share.
Holders
As of June 8, 2021, we had 60 shareholders of record. The number of holders does not include individuals or entities who beneficially own shares but whose shares, which are held of record by a broker or clearing agency but does include each such broker or clearing agency as one record holder. We believe we have approximately 1,600 beneficial shareholders.

DIVIDENDS AND DISTRIBUTION POLICY
The holders of our common shares are entitled to receive dividends as may be declared from time to time by our board of directors. Payments of future dividends are within the discretion of our board of directors and depend on, among other factors, our retained earnings, capital requirements, operations and financial condition.
As a REIT, we will be required, before the end of any REIT taxable year in which we have accumulated earnings and profits attributable to a non-REIT year, to declare a dividend to our shareholders to distribute such accumulated earnings and profits (a “Purging Distribution”). As of January 1, 2017, we did not have any accumulated earnings and profits attributable to a non-REIT year.
From and after the effective date of our REIT election, we intend to pay regular quarterly distributions to holders of our common shares in an amount not less than 90% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gains). U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We intend to make distributions to our shareholders to comply with the REIT requirements of the Code.
The table below sets forth dividends paid since we began operating as a REIT.
Payment Date	Amount Per Share
2021
April 16	$0.12
January 8¥	$0.12
2020
November 4	$0.12
August 7***	$0.12
January 27*	$0.12
2019
October 22	$0.12
July 29	$0.12
April 18	$0.12
January 10**	$0.17
2018
November 6	$0.12
July 27	$0.11
April 27***	$0.105
February 27****	$0.105
2017
November 17	$0.105
July 27	$0.105
April 27	$0.05

¥
A portion represents a distribution of 2020 income.

*
A portion represents a distribution of 2019 income.

**
Represents a distribution of 2018 income.

***
A portion represents a distribution of 2017 income.

****
Represents a distribution of 2017 income.

Our ability to pay dividends, the amount of the dividend and the frequency at which we will pay dividends is subject to numerous factors, including the following:
•
how quickly we can deploy the net proceeds from the sale of Securities to make new loans;

•
our ability to increase the interest rate on our loans to keep pace with the frequency and size of rate increases under our credit line;

•
our ability to manage and control our operating and administrative expenses, particularly those relating to our status as a public reporting REIT;

•
defaults by our borrowers;

•
the rate of prepayments on our outstanding loans and our ability to reinvest those payments in new loans;

•
regional and national economic conditions;

•
competition from banks and other financing sources;

•
our cash flow from operations;

•
unanticipated developments, write-offs or liabilities;

•
restrictions and limitations imposed by the BCL; and

•
restrictions in our existing and future credit facilities.

See, generally, “Risk Factors” incorporated herein by reference.

DESCRIPTION OF COMMON SHARES
The following description of our common shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the BCL.
Authorized Capitalization
Our authorized capital stock includes 100,000,000 common shares, par value $0.001 per share. At June 8, 2021, we had 25,474,662 common shares and no preferred shares issued and outstanding.
Common Shares
Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors may from time to time determine. Each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Directors are elected by plurality vote. Therefore, the holders of a majority of the outstanding common shares voted can elect all the directors then standing for election. Holders of common shares are not entitled to preemptive rights and are not subject to conversion or, as more fully described below in “Restrictions on Ownership and Transfer of Capital Stock,” except in the case of a prohibited transfer, redemption. If we liquidate or dissolve or our business is otherwise wound up, the holders of common shares would be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred shares. Each outstanding common share is, and all common shares outstanding upon completion of an offering of common shares will be, fully paid and nonassessable.
Authorized but Unissued Shares of Capital Stock
New York law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of NYSE American, which would apply for so long as our common shares are listed on the NYSE American, require shareholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding common shares, as well as for certain issuances of shares of capital stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved common shares may be to enable our board of directors to sell common shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their common shares at prices higher than prevailing market prices.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N. A. located at 250 Royal Street, Canton, Massachusetts.

DESCRIPTION OF PREFERRED SHARES
The following description of the terms of our preferred shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the BCL. In addition, the specific terms of any series of preferred shares will be described in the applicable prospectus supplement.
General
Our authorized capital stock includes 5,000,000 preferred shares, $0.001 par value per share. There are no preferred shares currently outstanding.
The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our restated certificate of incorporation and bylaws and any applicable articles supplementary designating terms of a series of preferred shares.
The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Our board of directors could establish another series of preferred shares that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Terms
Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to fix the number of preferred shares constituting each series and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board of directors. The preferred shares, when issued in exchange for the consideration therefor, will be fully paid and nonassessable by us and will have no preemptive rights.
Reference is made to the prospectus supplement relating to the series of preferred shares offered thereby for the specific terms thereof, including:
•
The title and stated value of the preferred shares;

•
The number of preferred shares in the class, the liquidation preference per share and the offering price;

•
The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;

•
The date from which dividends on the preferred shares shall accumulate, if applicable;

•
The procedures for any auction and remarketing, if any, for the preferred shares;

•
The provision for a sinking fund, if any, for the preferred shares;

•
The provision for redemption, if applicable, of the preferred shares;

•
Any listing of the preferred shares on any securities exchange;

•
The terms and conditions, if applicable, upon which the preferred shares may or will be convertible into common shares, including the conversion price or manner of calculation thereof;

•
The relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of our company as a REIT;

•
A discussion of federal income tax considerations applicable to the preferred shares; and

•
Any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:
•
senior to all classes or series of common shares and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred shares;

•
junior to all equity securities issued by us which the terms of the preferred shares provide will rank senior to it. The term “equity securities” does not include convertible debt securities; and

•
on a parity with all equity securities issued by us other than those referred above.

Dividends
Unless otherwise specified in the applicable prospectus supplement, the preferred shares will have the rights with respect to payment of dividends set forth below.
Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.
Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of such series of preferred shares will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on such series of preferred shares are declared payable on any future dividend payment date.
Redemption
If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital stock ranking junior to the preferred shares of such series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred shares shall be entitled to receive out of the assets of our company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred shares do not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares of such series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all such other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
In determining whether a distribution (other than upon our voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the BCL, no effect shall be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of any series of preferred shares whose preferential rights upon dissolution are superior to those receiving the distribution.
Voting Rights
Holders of preferred shares will not have any voting rights, except as set forth below or as otherwise indicated in the applicable prospectus supplement.
Conversion Rights
The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred shares.
Restrictions on Ownership
As discussed below under “Restrictions on Ownership and Transfer of Capital Stock,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the federal income tax laws pertaining to REITs. The application of the Code restrictions on stock ownership is very complex. Therefore, the certificate of designation for each series of preferred shares may contain provisions restricting the ownership and transfer of such series of preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred shares.

DESCRIPTION OF WARRANTS
The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.
Warrants Outstanding
In connection with the IPO, we issued to the underwriters warrants to purchase an aggregate of 130,000 common shares at an exercise price of $6.25 per common share. These warrants are exercisable at any time, and from time to time, in whole or in part, commencing on February 9, 2018 and expire on February 9, 2022. The fair value of these warrants, using the Black-Scholes option pricing model, on the date of issuance was $114,926. As of June 8, 2021, none of these warrants had been exercised.
In connection with a public offering of common shares in October-November 2017, we issued to the underwriters warrants to purchase an aggregate of 187,500 common shares at an exercise price of $5.00 per share. These warrants are exercisable at any time, and from time to time, in whole or in part, commencing on October 24, 2018 and expire on October 24, 2022. The fair value of these warrants, using the Black-Scholes option pricing model, on the date of issuance was $131,728. In July 2019, warrants to purchase an aggregate of 16,407 common shares were exercised for which we received approximately $82,000. As of June 8, 2021, 171,093 of these warrants were outstanding.
General
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
We will describe in the applicable prospectus supplement the terms relating to warrants being offered including:
•
the offering price and aggregate number of warrants offered;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common shares or preferred shares, the number of shares of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
federal income tax consequences of holding or exercising the warrants, if material;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of debt securities that we may issue and the related indenture, if any, is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the applicable indentures, which will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
We may offer secured or unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into another security. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under the Indenture, dated June 21, 2019, between us and U.S. Bank, N.A. (the “Indenture”), and the specific terms applicable to such debt securities will be set forth in a supplement to such Indenture and in the applicable debt securities in accordance with the Trust Indenture Act of 1939, as amended (the “TIA”).
The following description of selected provisions of the Indenture and the debt securities that may be issued thereunder is not complete, and the description of the selected terms of a specific series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture, any supplemental indentures and the form of the applicable debt security, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this base prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.
General
The aggregate principal amount of debt securities that we may issue under the Indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•
the issuer or co-obligors of such debt securities;

•
the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•
the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•
whether the debt securities will be senior, subordinated or junior subordinated;

•
whether the debt securities will be secured or unsecured;

•
any applicable subordination provisions;

•
the maturity date(s) or method for determining same;

•
whether the debt security is rated, by whom it was rated and the rating;

•
the interest rate(s) or the method for determining same;

•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•
whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•
redemption or early repayment provisions;

•
authorized denominations;

•
form;

•
if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•
place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon us may be made;

•
whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•
amount of discount or premium, if any, with which such debt securities will be issued;

•
any covenants applicable to the debt securities being issued;

•
any defaults and events of default applicable to the debt securities being issued;

•
the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•
the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer or co-obligors, as the case may be, can select the payment currency;

•
our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•
any restriction or conditions on the transferability of the debt securities;

•
the securities exchange(s) on which the debt securities will be listed, if any;

•
whether any underwriter(s) will act as a market maker(s) for the debt securities;

•
the extent to which a secondary market for the debt securities is expected to develop;

•
provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•
compensation payable to and/or reimbursement of expenses of the trustee of the series of debt securities;

•
provisions for the defeasance of the debt securities or related to satisfaction and discharge of the indenture:

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities to be issued in fully registered form without coupons and in various denominations. Subject to the limitations provided in the Indenture, applicable indenture supplement and/or in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The Indentures and the corresponding debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES
We, or a subsidiary of ours, may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by us or a subsidiary of ours, as the case may be, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture.

DESCRIPTION OF UNITS
We may issue units consisting of a combination of two or more of any offered Securities, at a single price or at a separate price for each security included in the unit. The Securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

CERTAIN PROVISIONS OF NEW YORK LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS
The following summary of certain provisions of New York law, our certificate of incorporation, as amended, and our bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and to our certificate of incorporation, as amended, and bylaws. Copies of our certificate of incorporation, as amended, and bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
Our Board of Directors
We have one class of directors. Each director serves for a one-year term or until his or her successor is elected and qualified. Our bylaws provide that our board of directors will consist of not less than one and not more than five directors. Our board of directors currently consists of four members.
Election of Directors; Removals; Vacancies; Meetings
Directors are elected by a plurality of all the votes cast in the election of directors. Under our bylaws a director may be removed for cause by the board of directors or by shareholders acting by a simple majority. Our bylaws provide that vacancies on our board of directors may be filled by the remaining directors, even if the remaining directors do not constitute a quorum. However, only shareholders can fill a vacancy on our board of directors that is caused by the removal of a director by action of shareholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the director he or she is replacing or until his or her successor is duly elected and qualifies. Our bylaws provide as follows:
•
The annual meeting of the board of directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders.

•
Regular meetings of the board of directors shall be held at such time and place as may be fixed by resolution of the Board, and when so fixed, no further notice thereof need be given. Regular meetings not fixed by resolution of the board of directors may be held on notice at such time and place as shall be determined by the board of directors.

•
Special meetings of the board of directors may be called on notice at any time by the Chairman, if one shall have been appointed, or the President, and shall be called by the Chairman, if one shall have been appointed, or by the President at the written request of a majority of the directors then in office.

Meetings of Shareholders
Our bylaws provide that a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on such day during the period from May 1 through October 31, other than a legal holiday and at the time and place set by the board of directors. Our bylaws provide that a special meeting of shareholders may be called at any time by the president and must be called by the president at the request in writing of a majority of the directors then in office or at the request in writing filed with our secretary by the holders of a majority of our issued and outstanding shares of capital shares entitled to vote at such a meeting.
Shareholder Actions by Written Consent
Under Section 615 of the BCL and our certificate of incorporation, as amended, shareholder action may be taken without a meeting if a written consent, setting forth the action so taken, is given by the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.
Amendment of Certificate of Incorporation and Bylaws
Under the BCL, a New York corporation may amend its certificate of incorporation if such action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws provide that each of our board of directors and our shareholders has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Transactions Outside the Ordinary Course of Business
Under the BCL, a New York corporation generally may not dissolve, merge or consolidate with another entity, sell all or substantially all its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter, unless a greater percentage is specified in the corporation’s certificate of incorporation. Our certificate of incorporation, as amended, does not provide for a super majority vote on any matter.
Business Combinations
Under the BCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a New York corporation and an “interested shareholder” (defined generally as any person who beneficially owns, directly or indirectly, 20% or more of the voting power of the corporation’s outstanding voting shares or an affiliate of such an interested shareholder) are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of holders of a majority of the outstanding voting shares of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as described in the BCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. A corporation’s board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
REIT Qualification
Our certificate of incorporation, as amended, provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT.
Limitation on Directors’ Liability and Indemnification of Directors and Officers
The BCL permits a New York corporation to include in its certificate of incorporation a provision limiting the liability of its directors to the corporation and its shareholders for money damages, except if a judgment or other final adjudication establishes that (i) the director’s acts were committed in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) he personally gained a financial profit or other advantage to which he was not legally entitled or (iv) his act involves (A) the declaration of a dividend that violated section 510 of the BCL; (B) the purchase or redemption of shares of our capital shares in violation of section 513 of the BCL; (C) the distribution of assets to shareholders after dissolution without paying or adequately providing for the payment of all known liabilities; and (D) the making of loans to a director in violation of section 714 of the BCL.
The BCL permits us to indemnify any present or former director or officer, against judgments, fines, settlements and reasonable expenses including attorney’s fees actually and necessarily incurred as a result of the action or proceeding, including any appeals, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

In addition, the BCL permits us to advance reasonable expenses to a director or officer upon our receipt of an undertaking by or on behalf of such officer or director to repay such amount as, and to the extent, such officer or director is ultimately found not to be entitled to indemnification or, if entitled to indemnification, to the extent the amount advanced exceeds the indemnification to which such officer or director is entitled.
Our certificate of incorporation, as amended, and bylaws obligate us, to the fullest extent permitted by New York law in effect from time to time, to indemnify, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity and any individual who, while a member of our board of directors and at our request, serves or has served as a director, officer, trustee or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity authorized by:
•
the board, acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the BCL; or

•
the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or

•
shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

The indemnification and payment or reimbursement of expenses provided by the indemnification provisions of our certificate of incorporation, as amended, and bylaws are not deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any statute, bylaw, resolution, insurance, agreement, vote of shareholders or disinterested directors or otherwise.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK
For us to qualify to be taxed as a REIT under the Code, our capital shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to qualify to be taxed as a REIT has been made). Also, not more than 50% of the value of the outstanding shares of our capital stock (after taking into account options to acquire shares of capital stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify to be taxed as a REIT, we must satisfy other requirements as well.
Our certificate of incorporation, as amended, provides that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 4.99%, by value or number of shares, whichever is more restrictive, of our outstanding capital stock. We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of shares as described below, would beneficially own or constructively own shares of our capital stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause shares owned beneficially or constructively by a group of related individuals and/or entities to be deemed owned beneficially or constructively by one individual or entity. As a result, even if a shareholder’s actual ownership does not exceed the share ownership limits described, on a constructive ownership basis such shareholder may exceed those limits.
The ownership limits described above do not apply to our founders, Jeffrey C. Villano and John L. Villano, In addition, our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular shareholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if we obtain representations and undertakings from such shareholders as are reasonably necessary for the board of directors to determine that such shareholder’s beneficial or constructive ownership of our shares will not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT. Any violation or attempted violation of any such representations or undertakings will result in such shareholder’s shares being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, to determine or ensure our status as a REIT. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.
In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common share ownership limit, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding shares or we would otherwise fail to qualify to be taxed as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or our shares of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common shares or our shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of other classes or series of our capital stock, as applicable, will violate the decreased ownership limit.
Considering these limitations, our certificate of incorporation, as amended, prohibits:
•
any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify to be taxed as a REIT;

•
any person from transferring shares of our capital stock if the transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

•
any person from beneficially or constructively owning shares of our capital stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of shares of our capital stock described above, or who would have owned shares of our capital stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of shares of our capital stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of shares of our capital stock described above is no longer required.
If any transfer of shares of our capital stock would result in such shares being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify to be taxed as a REIT or as a “domestically controlled qualified investment entity,” then the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.
Shares of our capital stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any of our capital shares held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to New York law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of  (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accepts such offer. We may reduce the amount so payable to the prohibited owner by the amount of any dividend or distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our capital shares held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of shares of our capital shares. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of  (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.
In addition, if our board of directors determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the shareholder’s name and address, the number of shares of each class and series of our capital stock that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us such additional information as we may request to determine the effect, if any, of the shareholder’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our capital stock and any person or entity (including the shareholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
Certificates representing shares of our capital stock will bear a legend referring to the restrictions on ownership and transfer of shares of our capital stock described above.
The restrictions on ownership and transfer of shares of our capital stock described above could delay, defer or prevent a transaction or a change in control, including one that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.
Our board of directors has granted three exemptions to the ownership limitation. One waiver was granted to an investment fund allowing it to purchase up to 9.9% of our outstanding common shares. However, under the constructive ownership rules applicable to REITs, for tax purposes, those shares will be deemed to be owned by the investors in the fund rather than a single shareholder. A second waiver was granted to an investment advisor and asset manager allowing it to purchase up to 9.9% of our outstanding common shares for the accounts of its clients. The third waiver was given to Brian Prinz, one of our independent directors who, following the completion of our IPO, was the constructive owner of more than 4.99% of our outstanding common shares. However, as a result of the follow-on offering in October-November 2017, Mr. Prinz’s constructive ownership of our outstanding shares has been reduced and no longer exceeds the 4.99% limitation. We are not aware of any shareholder, other than Jeffrey C. Villano and John L. Villano, owning more than 4.99% of our outstanding common shares for tax purposes or otherwise. Accordingly, we do not believe that there are five or fewer shareholders who currently own more than 50% of our outstanding shares and we have no intention of granting any further waivers to the ownership limitation. However, if one or more shareholders were to acquire a significant number of our shares without our knowledge, we may fail the diversified ownership requirement and, as a result, fail to qualify as a REIT. The ownership limitation provided for by our charter provides a mechanism by which we may be able to force a shareholder to reduce his, her or its interest if we know about it but it may not prevent them from acquiring shares in excess of the limit in the first place.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a real estate investment trust (“REIT”), and the acquisition, holding, and disposition of our common shares, our preferred shares, warrant to purchase our common shares or preferred shares, debt securities (including convertible securities) guarantees of our debt securities as well as units consisting of two or more of any of the foregoing classes of securities (collectively, “Securities”). For purposes of the following discussion, references to “our,” we,” and “us” means Sachem Capital Corp. as well as our subsidiaries and affiliates unless stated or the context implies otherwise. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations, rulings and other administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The discussion is also based upon the assumption that we will operate in accordance with our respective applicable organizational documents. This discussion is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to an investor in light of the particular investment strategies and goals or tax circumstances of such investor, or to investors subject to special tax rules, including:
•
financial institutions;

•
pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

•
persons acting as nominees or otherwise not as beneficial owners;

•
insurance companies;

•
broker-dealers;

•
except to the extent described in the discussion below entitled “— Taxation of U.S. Shareholders — Taxation of Tax-Exempt Shareholders,” tax-exempt organizations;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark to market method of accounting;

•
persons that hold shares as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

•
regulated investment companies (“RICs”);

•
REITs;

•
certain U.S. expatriates;

•
foreign (non-U.S.) governments;

•
except to the extent described in the discussion below entitled “— Taxation of Non-U.S. Shareholders,” non-U.S. shareholders (as defined below);

•
U.S. shareholders whose “functional currency” is not the U.S. dollar;

•
persons who acquired their shares through the exercise of stock options or otherwise in connection with compensation;

•
persons who do not hold their shares as a capital asset within the meaning of Section 1221 of the Code; and

•
for purposes of the discussion below entitled “— Taxation of U.S. Shareholders,” persons subject to the alternative minimum tax under the Code.

For purposes of this discussion, a “U.S. shareholder” (or “U.S. stockholder”) means a beneficial owner of shares of our capital stock that is:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has a valid election in place to continue to be treated as a U.S. person, as defined in the Code.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax considerations is not binding on the IRS. We cannot assure you that the IRS will not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO HOLDING AND DISPOSING SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF SHARES OF OUR CAPITAL STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF SUCH SHARES, AND OUR QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority is available. In addition, the tax consequences to a shareholder of holding our shares will depend on such shareholder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our shares, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable law.
Taxation of the Company as a REIT
General
We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2017. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we have been organized and operated in a manner to satisfy the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to be organized and operated in a manner that will allow us to continue to meet the requirements for qualification and taxation as a REIT under the Code.
Qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See “— Failure to Qualify as a REIT.”
The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders.
Taxation
For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income subject to specified adjustments, including a deduction for dividends paid and excluding our net capital gain) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a non-REIT C corporation. A non-REIT C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when the income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.
U.S. shareholders (as defined below) generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. For taxable years beginning after December 31, 2017, generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.
Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to stockholders, subject to special rules for certain items such as recognized capital gains.
Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:
1.
We will be taxed at regular corporate rates on any undistributed “REIT taxable income.”

2.
If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) as discussed below; and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

3.
Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “— Gross Income Tests — Income from Prohibited Transactions.”

4.
If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

5.
We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding taxable year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of: 85% of our REIT ordinary income for the year; 95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and any undistributed taxable income from prior taxable years.
6.
We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s-length terms.

7.
If we acquire any assets from a non-REIT C corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the non-REIT C corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the “built-in gain” with respect to those assets if we dispose of those assets in a taxable transaction during the five-year period beginning on the day the asset was transferred to us by the non-REIT C corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation’s interest in the partnership. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gain tax.

8.
We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

9.
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to non-REIT C corporations during periods when such assets would have caused us to fail the asset test.

10.
If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 9 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

11.
If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

12.
The earnings of any subsidiaries that are subchapter C corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT
The Code defines a “REIT” as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3.
that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

4.
that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

5.
that is beneficially owned by 100 or more persons;

6.
in which not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

7.
that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.
that uses a calendar year for U.S. federal income tax purposes;

9.
that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

10.
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.
To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.
For purposes of condition (8), we adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities
Ownership of Interests in Partnerships and Limited Liability Companies.   In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interest in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership or limited liability company in which our operating partnership owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. For purposes of determining our proportionate share of a partnership’s income, we either calculate such share based on our capital interest in the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. As of the date of this prospectus, all our operations are conducted directly by Sachem Capital Corp. and not through other entities. The limited liability companies in which we have an interest are “disregarded entities” for tax purposes and, as such, we are deemed to own all their assets directly. In the future, we may be a limited partner or non-managing member in partnerships or limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame that would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.
Under the Bipartisan Budget Act of 2015, liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any subsidiary partnerships, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.
Ownership of Interests in Qualified REIT Subsidiaries.   We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests Applicable to REITs.”
Ownership of Interests in Taxable REIT Subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. For purposes of the following discussion, the term “taxable REIT subsidiary” includes subsidiaries of the taxable REIT subsidiaries. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiaries, then a portion of the dividends we distribute to our shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Qualified Dividend Income.”
Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive from, or on certain expenses deducted by, or service income imputed to, our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that, in the future, our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries.
Ownership of Interests in Subsidiary REITs
We may own stock of one or more corporations that elect to be taxed as REITs. We currently do not own interests in any subsidiary REIT. We believe any REIT that we may acquire in the future will operate in a manner to permit us to qualify for taxation as a REIT for U.S. federal income tax purposes and that stock in any such REIT will be a qualifying asset for purposes of the 75% asset test. However, if any such other REIT that we may acquire in the future fails to qualify as a REIT then (i) the entity would be subject to regular corporate income tax, as described herein (refer below to the section entitled “— Failure to Qualify as a REIT”) and (ii) our equity interest in such entity would not be a qualifying real estate asset for purposes of the 75% asset test and would be subject to the 5% asset test and the 10% vote or value test generally applicable to a REIT’s ownership in corporations other than REITs, qualified REIT subsidiaries or taxable REIT subsidiaries (refer below to the section entitled “— Asset Tests”). If any REIT that we may acquire in the future fails to qualify as a REIT, it is possible that we would not meet the 75% asset test, the 5% asset test, and/or the 10% vote or value test with respect to its interest in such entity, in which event we would fail to qualify as a REIT, unless we qualified for certain relief provisions.
Gross Income Tests
To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:
•
“rents from real property”;

•
dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•
interest income derived from mortgage loans secured by real property and interests in real property (and certain loans partially secured by personal property);

•
income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term; and

•
gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% income test.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.
Rents from Real Property.   Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.
•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•
Second, we, or an actual or constructive owner of 10% or more in value of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an “eligible independent contractor” (as described below) and certain other requirements are met.

•
Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property.”

•
Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We anticipate that any services we provide directly to tenants will be “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. We may provide a minimal amount of “non-customary” services to tenants of some of our properties, other than through an independent contractor or taxable REIT subsidiary, but we believe that our income from these services has not and will not in the future exceed 1% of our total gross income from any such property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.
We monitor (and intend to continue to monitor) the activities provided at, and the non-qualifying income arising from, our properties and believe that we have not provided services at levels that will cause us to fail to meet the gross income tests. We provide services and may provide access to third party service providers at some or all our properties. Based upon our experience in the markets where the properties are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the gross income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.
Interest Income.   “Interest” generally will be non-qualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.
Dividend Income.   Our share of any dividends received from any corporations in which we own an interest (including taxable REIT subsidiaries but excluding qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. At the present time, we do not have interests in other corporations ((including taxable REIT subsidiaries).
Income from Hedging Transactions.   Although we have not in the past and have no plans to do so in the future, there is a possibility that at some point in the future we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets (each such hedge, a “Borrowings Hedge”), will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to our investments (each such hedge, a “Currency Hedge”) will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test, provided that the transaction is “clearly identified.” This exclusion from the 95% and 75% gross income tests also will apply if we previously entered into a Borrowings Hedge or a Currency Hedge, a portion of the hedged indebtedness or property is disposed of, and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction to offset the prior hedging position. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. If we engage in any hedging transactions, we intend to structure them in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be successful in this regard.
Income from Prohibited Transactions.   Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (commonly referred to as “dealer property”) including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. For purposes of determining the amount of income subject to the penalty tax, gains from sales of dealer property may not be offset by losses from such sales. Whether property is held as dealer property is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Among the factors considered by the IRS and the courts in making the dealer determination are the nature and purpose of the acquisition of the property; the duration of ownership of the property; the extent and nature of the taxpayer’s efforts to sell the property; the number, extent, continuity, substantiality of the property sales; the extent of subdividing, developing, and advertising the property to increase sales; the use of a business office for the sale of the property; the character and degree of supervision or control exercised by the taxpayer over any representative selling the property; and the time and effort the taxpayer habitually devotes to the sale. The frequency and substantiality of sales is often cited by the courts as the most important objective factor in determining whether the taxpayer is engaged in the business of selling real estate to customers. The fact that the taxpayer holds some or even a substantial portion of its properties for lease and for long-term investment (i.e., not as dealer property) does not necessarily preclude other properties from being viewed as dealer property if the specific facts and circumstances relating thereto indicate that such properties were acquired and held for sale to customers in the ordinary course of business.
However, we will not be treated as a dealer in real property with respect to a property which is a real estate asset that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, or (b) the aggregate adjusted basis of property sold during the year is 10% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year, or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale, or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or a taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. However, the IRS may successfully contend that some or all the sales made by us or subsidiary partnerships or limited liability companies are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.
Income from Foreclosure Property.   We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired “distressed loans”).
Failure to Satisfy the Gross Income Tests.   If we fail to satisfy one or both the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions do not apply under the circumstances, we will fail to qualify as a REIT. As discussed above, under “— Taxation of the Company as a REIT — General,” even if these relief provisions apply, a tax would be imposed based on the amount of non- qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.
Redetermined Rents; Redetermined Deductions; Excess Interest; or Redetermined Taxable REIT Subsidiary Service Income.   Any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income means gross income (less allocable deductions) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than to tenants) to the extent the taxable REIT subsidiary’s income (less deductions) attributable thereto is increased to clearly reflect income. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:
•
amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•
a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•
rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT’s property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the service is separately stated; or

•
the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we believe that any fees paid to our taxable REIT subsidiaries for tenant services have and will continue to reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income, as applicable.
Asset Tests
At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary, an equity interest in any entity treated as a partnership for U.S. federal income tax purposes, or an equity interest in any entity that is disregarded as separate from its owner for U.S. federal income tax purposes (a “disregarded entity”). Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.
•
At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some types of mortgage-backed securities, mortgage loans on real property or on interests in real property, property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date we receive such capital), and: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by publicly offered REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•
Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

•
Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•
Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer’s outstanding voting securities.

•
Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

•
Real estate assets include debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property, but the value of such debt instruments cannot exceed 25% of the value of our total assets.

•
Not more than 20% (25% for calendar quarters beginning prior to the calendar quarter ended March 31, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.
For purposes of the 10% value test, debt will meet the “straight debt” safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the borrower’s profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity and (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
We believe that the assets that we hold and intend to hold will satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.
Failure to Satisfy the Asset Tests.   The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we will cease to qualify as a REIT, unless we satisfy certain relief provisions.
The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 and the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.
Annual Distribution Requirements
To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:
•
the sum of: (1) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain; and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•
the sum of specified items of non-cash income.

For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.
We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a prospective record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions (“858 spill-over dividends”) may be made in the following year if (A) the distributions are (i) declared before we timely file our tax return for the prior year, (ii) distributed within the 12-month period following the close of the prior taxable year to which they relate back, and (iii) distributed with or before the “first regular dividend payment” after such declaration, and (B) we elect in our tax return to have a specified dollar amount of such dividend (or dividends) treated as if paid in the prior year. The maximum dollar amount that we may elect to treat as an 858 spill-over dividend is the amount by which the earnings and profits for the taxable year exceed the total amount of distributions out of such earnings and profits that were actually made during the taxable year to which they relate back. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent that we do not distribute all our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions to satisfy these annual distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. See “— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.”
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income (ordinary and capital gain) from all prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts “actually distributed,” and (y) the amounts of income we retained and on which we paid corporate income tax.
We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have enough cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends to meet the distribution requirements. Furthermore, under Section 451 of the Code, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Amendments to Section 162(m) eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of $1 million, which may have the effect of increasing our REIT taxable income. We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.
Record-Keeping Requirements
We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to our shareholders, and any distributions that are made to our shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to our shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends. For taxable years beginning before January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends.
Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Taxation of U.S. Shareholders
Taxation of Taxable U.S. Shareholders
This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Distributions Generally.   So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate ordinary dividends distributed by us, subject to certain limitations. For purposes of determining whether distributions to holders of our shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred shares and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.
Capital Gain Dividends.   We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares, to the extent that such distributions do not exceed our actual net capital gain for the taxable year (and do not exceed our dividends paid with respect to the taxable year, taking Section 858 of the Code into account). Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends from each particular type of income. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.
We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury Regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We will classify portions of any designated capital gain dividend or undistributed capital gain as either:
•
a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 21%; or

•
an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the

U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a prospective date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017, is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017, may not be carried back, but may be carried forward indefinitely. See “— Taxation of the Company as a REIT” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.
Qualified Dividend Income.   With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the U.S. shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
•
the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our taxable REIT subsidiaries);

•
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•
the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or a “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.
Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of our shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed as ordinary income. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.
Dispositions of Our Shares.   If a U.S. shareholder sells or otherwise disposes of our shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year and will be taxed as ordinary income (up to 37%) if our shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, regardless of whether such gains are classified as long-term capital gains or not. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of our shares that would correspond to our “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their tax advisors with respect to their capital gain tax liability.
Capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Similarly, capital losses recognized by a U.S. shareholder upon the disposition of our shares that were held for one year or less at the time of disposition will be considered short-term capital losses and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.
If a shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and may apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that we might undertake directly or indirectly.
Medicare Tax on Unearned Income.   The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on “net investment income” (the “Medicare Tax”), which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the Medicare Tax, which is imposed under Chapter 2A of the Code. U.S. shareholders should consult their tax advisors regarding this legislation.
Legislation Relating to Foreign Accounts.   The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their tax advisors regarding this legislation. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — U.S. Shareholders — Legislation Relating to Foreign Accounts.”
Redemption of Preferred Shares.   Whenever we redeem any preferred shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred shares to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the shareholder under Section 302(b)(2) of the Code, or (iii) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the shares being redeemed, but also such holder’s ownership of other classes of our shares and any options (including share purchase rights) to acquire any of the foregoing. The holder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If the holder of preferred shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on the facts and circumstances, and a holder of our preferred shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.
Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a holder of preferred shares will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of shares (treating shares of preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of all of our outstanding shares of capital stock. If our preferred shares are nonvoting shares, a shareholder would have to reduce such holder’s holdings (if any) in our classes of voting shares to satisfy this test.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on our shares as described under “Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” If the redemption of a holder’s preferred shares is taxed as a dividend, the adjusted basis of such holder’s redeemed shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our preferred shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. However, we cannot assure you as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized. If a redemption of shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares.”
Conversion of Preferred Shares into Common Shares.   Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described above in “— Taxation of U.S. Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. See “— Taxation of U.S. Shareholders — Dispositions of Our Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.
Taxation of Tax-Exempt Shareholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder. Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements. In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:
•
either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•
we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of shares of our common and preferred shares contained in our certificate of incorporation, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.
Prospective shareholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our shares.
Taxation of Non-U.S. Shareholders
The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this discussion, “non-U.S. shareholder” is a beneficial owner of our shares that is not a U.S. shareholder (as defined above) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local, foreign, or other tax consequences that may be relevant to a non-U.S. shareholder considering its particular circumstances.
Distributions Generally.   As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:
•
ordinary income dividends;

•
long-term capital gain; or

•
return of capital distributions.

This discussion assumes that our shares will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. Generally, FIRPTA treats gain from the disposition of U.S. real property interests, or USRPIs, (and certain distributions received, that are attributable to gain from disposition of USRPIs) as income effectively connected with a non-U.S. shareholder’s conduct of a U.S. trade or business and subjects such income to U.S. federal income tax at rates applicable to U.S. individuals or corporations. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.
Ordinary Income Dividends.   A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:
•
the distribution is not attributable to our net capital gain; or

•
the distribution is attributable to our net capital gain from the sale of USRPIs, and the non-U.S. shareholder owns 10% or less of the value of our shares throughout the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be deemed to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.
Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits)

that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:
•
a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

•
the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.   Unless (A) our shares constitute a USRPI, as described in “— Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.
Capital Gain Dividends.   A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:
•
the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•
the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 10% of the value of shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:
•
the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions regardless of whether the distribution is designated as a capital gain dividend or not, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.
Subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 21% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
Qualified Shareholders.   Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA with respect to that REIT stock and thus will not be subject to withholding rules under FIRPTA. If a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation (“USRPHC”) if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds.   Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships) will not be subject to U.S. tax under FIRPTA and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) that is created or organized under the law of a country other than the United States, (B) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Undistributed Capital Gain.   Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.
Dispositions of Our Shares.   Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” with respect to any shareholder, our shares will constitute a USRPI only if each of the following three statements is true:
•
Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case).

•
We are not a “domestically-controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. shareholders throughout the specified testing period. Although we believe that we are and will remain a domestically controlled REIT, because our shares are publicly traded, we cannot make any assurance that we are or will remain a domestically controlled qualified investment entity.

•
Either (a) our shares are not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 10% of our outstanding shares any time during the five-year period ending on the date of the sale.

A sale of our shares by a “qualified shareholder” or a “qualified pension fund” that holds our shares directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. However, if a foreign investor in a “qualified shareholder” directly or indirectly, whether or not by reason of such investor’s ownership interest in the “qualified shareholder,” holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the “qualified shareholder” (based on the foreign investor’s percentage ownership of the “qualified shareholder”) will be treated as a USRPI in the hands of the “qualified shareholder” and will be subject to FIRPTA.
Specific wash sales rules applicable to sales of shares in a domestically controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date.
If gain on the sale of our shares was subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Legislation Relating to Payments to Certain Foreign Entities.   FATCA imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. Investors are advised to consult their tax advisors regarding this legislation. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”
Redemption of Preferred Stock and Depositary Shares.   See discussion above under “— Taxation of Taxable U.S. Shareholders — Redemption of Preferred Shares.” If the redemption does not meet any of the tests described in “— Taxation of Taxable U.S. Shareholders — Redemption of Preferred Shares,” then the redemption proceeds received from our shares will be treated as a distribution on our shares as described under “— Taxation of Non-U.S. Shareholders — Distributions Generally.” If a redemption of shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Taxation of Non-U.S. Shareholders — Dispositions of Our Shares.”
Conversion of Our Preferred Shares into Common Shares.   Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares, provided our preferred shares do not constitute a USRPI. Even if our preferred shares do constitute a USRPI, provided our common shares also constitutes a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described under “— Taxation of Non-U.S. Shareholders — Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “— Taxation of Non-U.S. Shareholders — Dispositions of Our Shares.” Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.
Information Reporting and Backup Withholding Tax Applicable to Shareholders
U.S. Shareholders — Generally
In general, information reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax on such payments (currently at the rate of 24%) if:
1.
the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

2.
the IRS notifies the payor that the TIN furnished by the payee is incorrect;

3.
there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

4.
there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S.

federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.
U.S. Shareholders — Legislation Relating to Foreign Accounts
Under FATCA certain payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their shares. See “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”
Non-U.S. Shareholders — Generally
Generally, information reporting will apply to payments of distributions on our shares, and backup withholding, currently at a rate of 30%, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The proceeds from a disposition by a non-U.S. shareholder of shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.
Generally, non-U.S. shareholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN or Form W-8BEN-E). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of our shares when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, a non-U.S. shareholder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.
Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.
Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities
FATCA imposes a 30% withholding tax on certain types of payments to “foreign financial institutions” and certain non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied.
Under the applicable Treasury Regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
Taxation of Holders of Our Warrants
Holders of warrants to purchase our preferred shares or common shares will not generally recognize gain or loss upon the exercise of a warrant. A holder’s basis in the preferred shares or common shares, as the case may be, received upon the exercise of the warrant will be equal to the sum of the holder’s adjusted tax basis in the warrant and the exercise price paid. A holder’s holding period in the preferred shares or common shares, as the case may be, received upon the exercise of the warrant will not include the period during which the warrant was held by the holder. Upon the expiration of a warrant, a holder will recognize a capital loss in an amount equal to his or her adjusted tax basis in the warrant. Upon the sale or exchange of a warrant to a person other than us, a holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or exchange and the holder’s adjusted tax basis in the warrant. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the warrant was held for more than one year. Upon the sale of the warrant to us, the IRS may argue that a holder should recognize ordinary income on the sale. Prospective investors should consult their tax advisors as to the consequences of a sale of a warrant to us.
Other Tax Consequences
Legislative or other actions affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our shares. Investors should consult with their tax advisors regarding the effect of potential changes to the federal tax laws and on an investment in our shares.
State, Local and Foreign Taxes
We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares.
Tax Shelter Reporting
If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4.0 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on IRS Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Investors should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION
We may sell Securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the Securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters;

•
the purchase price of the Securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any initial public offering price and the net proceeds we will receive from such sale;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any Securities exchange or market on which the Securities offered in the prospectus supplement may be listed.

We may distribute our Securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell Securities through a rights offering, forward contracts, or similar arrangements.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our Securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered Securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Any common shares sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NYSE American or such other stock exchange on which our Securities are listed.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the Securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the Securities may be traded. If commenced, the underwriters may discontinue these activities at any time.
Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries, if any, in the ordinary course of business at any time. We may sell the Securities covered in this prospectus in any of these ways (or in any combination).

LEGAL MATTERS
The validity of the shares offered hereby will be passed upon for us by Kurzman Eisenberg Corbin Lever, LLP, White Plains, New York. Certain partners of Kurzman Eisenberg Corbin Lever, LLP own in the aggregate 52,000 common shares.
EXPERTS
Our financial statements as of, and for each of the years ended, December 31, 2020 and 2019 have been so included in reliance on the report of Hoberman & Lesser CPA’s, LLP, an independent registered public accounting firm, included in this prospectus given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are a reporting company and file annual, quarterly and current reports, proxy statements and other material with the SEC. You may read and copy our reports, proxy statements and other information, including the registration statement of which this prospectus is a part at the Public Reference Room of the SEC, 100 F Street, N. E., Room 1580, Washington D. C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or any document that we file in the future with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portion of the respective filings that are furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) after the date of this prospectus from their respective filing dates. These documents contain important information about us, our business and our finances.
Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2020	March 31, 2021
Quarterly Report on Form 10-Q for the period ended March 31, 2021	May 12, 2021
Current Reports on Form 8-K	April 5, 2021, April 14, 2021 and May 19, 2021
Description common shares contained in our Registration Statement on Form 8-A	January 25, 2017
Description of 7.75% September 2025 notes contained in Registration Statement on Form 8-A	September 2, 2020
Description of 7.125% June 2024 notes contained in Registration Statement on Form 8-A	June 24, 2019
Description of 6.875% December 2024 notes contained in Registration Statement on Form 8-A	November 6, 2019
At your request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Sachem Capital Corp., 698 Main Street, Branford, Connecticut 06405, attention: Chief Financial Officer, telephone number (203) 433-4736.

Sachem Capital Corp.
Up to $44,925,000
Common Shares

PROSPECTUS SUPPLEMENT

Ladenburg ThalmannJanney Montgomery Scott
December 6, 2021